                                                                 EXHIBIT 99.1
                                                                 ------------

                                                                 CONFORMED
                                                                 ---------

                              DATED 18 APRIL 2001


                           (1) BELL & HOWELL COMPANY


                     (2) BELL & HOWELL UK HOLDINGS LIMITED


           (3) BELL & HOWELL MAIL AND MESSAGING TECHNOLOGIES COMPANY


                             (4) PITNEY BOWES INC.


                 (5) PITNEY BOWES INTERNATIONAL HOLDINGS, INC.











             -----------------------------------------------------

                            SHARE PURCHASE AGREEMENT

                Relating to the international mail and messaging
                            business of Bell & Howell
            ------------------------------------------------------

1.       DEFINITIONS, INTERPRETATION AND ANCILLARY TRANSACTIONS.................................................   1

         1.1      Definitions...................................................................................   1

         1.2      Interpretation................................................................................  12

         1.3      Ancillary and Expedited Transactions..........................................................  14

2.       SALE AND PURCHASE......................................................................................  18

         2.1      Sale and purchase of Shares...................................................................  18

         2.2      Sale and purchase of Assets...................................................................  18

         2.3      Ancillary Sale Agreements.....................................................................  18

         2.4      Assumption of liabilities.....................................................................  19

         2.5      Schedules.....................................................................................  19

3.       CONSIDERATION; CASH MANAGEMENT.........................................................................  19

         3.1      Total Consideration...........................................................................  19

         3.2      Apportionment of Consideration................................................................  20

         3.3      Adjustment of Consideration...................................................................  20

         3.4      Preparation of Business Consolidated Financial Statements (Completion)........................  20

         3.5      Dispute Notice................................................................................  21

         3.6      No Dispute....................................................................................  21

         3.7      Dispute.......................................................................................  21

         3.8      Expert........................................................................................  21

         3.9      Decision......................................................................................  22

         3.10     Expert's costs................................................................................  22

         3.11     Adjustment....................................................................................  22

         3.12     Net Asset Payment.............................................................................  22

         3.13     Adjustment to apportionment of Consideration..................................................  23

         3.14     Minimum cash..................................................................................  23

         3.15     Cash payment..................................................................................  23

4.       CONDITIONS AND PRE-COMPLETION COVENANTS................................................................  24

         4.1      Pre-Completion Covenants......................................................................  24

         4.2      Completion (Second) conditional...............................................................  27

         4.3      Reasonable endeavors to satisfy the Conditions................................................  27

         4.4      Notification..................................................................................  27

         4.5      Non-satisfaction of Conditions................................................................  27

         4.6      Waiver of Conditions..........................................................................  28

         4.7      Notifications.................................................................................  28

         4.8      Schedule 17...................................................................................  29

5.       COMPLETION (SECOND) ARRANGEMENTS....................................................................... 29

         5.1      Time and place................................................................................ 29

         5.2      Principal Vendor's obligations................................................................ 29

         5.3      Purchaser's obligations....................................................................... 29

         5.4      Valid receipt................................................................................. 30

6.       WARRANTIES AND INDEMNITIES............................................................................. 30

         6.1      Principal Vendor's and Subsidiary Vendors' Warranties......................................... 30

         6.2      Purchaser's reliance.......................................................................... 31

         6.3      Warranties to be independent.................................................................. 31

         6.4      Survival; Limitations on liability; Indemnification........................................... 31

         6.5      Purchaser's Representations and Warranties.................................................... 34

         6.6      Principal Vendor's Retained Liabilities....................................................... 35

7.       RELEASE OF GUARANTEES.................................................................................. 37

8.       RESTRICTIONS ON PRINCIPAL VENDOR'S BUSINESS ACTIVITIES................................................. 38

         8.1      Principal Vendor's covenants.................................................................. 38

         8.2      Undertakings Separate......................................................................... 38

         8.3      No Restrictions on Principal Vendor........................................................... 38

9.       PROVISION OF INFORMATION AFTER COMPLETION.............................................................. 40

         9.1      Purchaser's obligations....................................................................... 40

         9.2      Principal Vendor's obligations................................................................ 40

         9.3      No disclosure................................................................................. 40

10.      PENSION ARRANGEMENTS................................................................................... 40

11.      ADDITIONAL POST-COMPLETION UNDERTAKINGS................................................................ 41

         11.1     Restriction on use of Principal Vendor's name and marks....................................... 41

         11.2     Limited use of Principal Vendor's name and marks.............................................. 41

         11.3     Change of company names....................................................................... 41

         11.4     Employees..................................................................................... 41

         11.5     Schedule 20................................................................................... 42

12.      CONFIDENTIALITY........................................................................................ 42

         12.1     Definitions in this Clause.................................................................... 42

         12.2     Duty of Confidentiality....................................................................... 43

         12.3     Confidential Business Information............................................................. 43

         12.4     Permitted disclosures......................................................................... 43

         12.5     Consultation.................................................................................. 43

         12.6     Continuance of obligations.................................................................... 44

         12.7     Ancillary Agreements.......................................................................... 44

13.      ANNOUNCEMENTS.......................................................................................... 44

         13.1     Restrictions.................................................................................. 44

         13.2     Permitted announcements....................................................................... 44

         13.3     Prior consultation on announcements........................................................... 45

         13.4     Continuance of obligations.................................................................... 45

14.      COSTS AND EXPENSES..................................................................................... 45

15.      ASSIGNMENT............................................................................................. 45

         15.1     Binding effect; No assignment or delegation................................................... 45

         15.2     Permitted assignment.......................................................................... 46

16.      REMEDIES AND WAIVERS................................................................................... 46

         16.1     No waiver..................................................................................... 46

         16.2     Rights and remedies cumulative................................................................ 46

         16.3     Third party rights............................................................................ 47

         16.4     Modifications, etc............................................................................ 47

17.      SEVERABILITY; INJUNCTIONS.............................................................................. 47

         17.1     Severability.................................................................................. 47

         17.2     Injunctions................................................................................... 47

18.      ENTIRE AGREEMENT....................................................................................... 47

         18.1     Entire Agreement.............................................................................. 47

         18.2     Drafts etc. superseded........................................................................ 47

         18.3     No reliance on other warranties etc........................................................... 48

         18.4     No right of action............................................................................ 48

19.      COUNTERPARTS........................................................................................... 48

20.      NOTICES................................................................................................ 48

         20.1     Manner of Service of Notices.................................................................. 48

         20.2     Deemed service of notices..................................................................... 48

         20.3     Language...................................................................................... 49

21.      LAW AND JURISDICTION................................................................................... 49

         21.1     New York Law.................................................................................. 49

         21.2     Forum......................................................................................... 49

SCHEDULE 1  OWNERSHIP OF THE SHARES AND IDENTITY OF THE PURCHASER'S SUBSIDIARIES................................ 51

SCHEDULE 2  BASIC INFORMATION ON THE COMPANIES.................................................................. 52

SCHEDULE 3  BASIC INFORMATION ON THE SUBSIDIARIES............................................................... 59

SCHEDULE 4  REQUIRED FILINGS, REQUIRED CONSENTS AND CONDITIONS TO COMPLETION....................................  69

SCHEDULE 5  COMPLETION ARRANGEMENTS.............................................................................  73

SCHEDULE 6  WARRANTIES..........................................................................................  76

SCHEDULE 7  INDEMNIFICATION PROCEDURES AND LIMITATIONS.........................................................  106

SCHEDULE 8  PARTICULARS OF THE PROPERTIES......................................................................  113

SCHEDULE 9 PENSION TRANSFER ARRANGEMENTS.......................................................................  117

SCHEDULE 10  BUSINESS INTELLECTUAL PROPERTY....................................................................  129

SCHEDULE 11  APPORTIONMENT OF THE CONSIDERATION................................................................  130

SCHEDULE 12  EXCLUDED BUSINESS/ASSETS..........................................................................  131

SCHEDULE 13  ACCOUNTING POLICIES...............................................................................  137

SCHEDULE 14  DISTRIBUTION AGREEMENTS...........................................................................  142

SCHEDULE 15  BUSINESS NAMES....................................................................................  143

SCHEDULE 16  GUARANTEES........................................................................................  144

SCHEDULE 17  2001 PLAN.........................................................................................  145

SCHEDULE 18  ASSETS............................................................................................  146

SCHEDULE 19  BUSINESS CONSOLIDATED FINANCIAL STATEMENTS (YEAR END).............................................  147

SCHEDULE 20  REAL PROPERTY COVENANTS...........................................................................  148

SCHEDULE 21  [INTENTIONALLY OMITTED]...........................................................................  150

SCHEDULE 22  GROUP COMPANY BENEFIT PLANS.......................................................................  151

EXHIBIT A  ACCOUNTS (STATUTORY)................................................................................  152

EXHIBIT B  ACCOUNTS (YEAR END).................................................................................  153

EXHIBIT C  EMPLOYMENT AGREEMENTS...............................................................................  154

EXHIBIT D  DATA ROOM DOCUMENTS SCHEDULE........................................................................  155

EXHIBIT E  SUPPLEMENTAL DATA ROOM DOCUMENT SCHEDULE............................................................  156

EXHIBIT F  SERVICE CONTRACT CANCELLATIONS......................................................................  157

APPENDIX A.....................................................................................................  158

THIS AGREEMENT is made on 18 April 2001.

AMONG:

(1) BELL & HOWELL COMPANY, a corporation organized and existing under the laws of Delaware whose principal place of business is at 300 North Zeeb Road, Ann Arbor, Michigan 48103, USA (the Principal Vendor);

(2) BELL & HOWELL UK HOLDINGS LIMITED, a company incorporated in England and Wales (registered number 934268) whose registered office is at Isis House, Horton Road, Colnbrook, Slough, Berkshire SL3 0DF, UK (BHUK);

(3) BELL & HOWELL MAIL AND MESSAGING TECHNOLOGIES COMPANY, a corporation organized and existing under the laws of Delaware whose principal place of business is at 4401 Silicon Drive, Pinnacle Park, Building 675, Durham, North Carolina USA (BHMMT);

(4) PITNEY BOWES INC., a corporation organized and existing under the laws of Delaware whose principal place of business is at World Headquarters, 1 Elmcroft Road, Stamford, Connecticut 06926, USA (the Purchaser); and

(5) PITNEY BOWES INTERNATIONAL HOLDINGS, INC., a corporation organized and existing under the laws of Delaware whose principal place of business is 801 West Street, 2/nd/ Floor, Wilmington, Delaware 19801-1545, USA (PBIH).

WHEREAS:

(A) Particulars of each Company and each Subsidiary are set out in Schedule 2 and Schedule 3, respectively.

(B) The Principal Vendor owns directly or indirectly the Subsidiary Vendors, the Companies, the Subsidiaries and the other members of the Principal Vendor's Group.

(C) The Purchaser owns directly or indirectly PBIH and the other members of the Purchaser's Group.

(D) The Principal Vendor desires to sell and procure the sale of, and the Purchaser desires to purchase and procure the purchase of, the Shares and the Assets on the terms of this Agreement.

NOW IT IS HEREBY AGREED as follows:


1.  DEFINITIONS, INTERPRETATION AND ANCILLARY TRANSACTIONS

1.1  Definitions

     In this Agreement:

     2001 Plan means the business plan attached as Schedule 17;

     Accounts (Statutory) means, in the case of each of the Group Companies, the audited (or unaudited, if not audited at the date hereof) balance sheet and statements of operations, cash flows (where required) and stockholder's equity of such Group Company prepared in accordance with generally accepted accounting principles in the Relevant Jurisdiction at 1 January 2000 (or, as to any specific financial statements of a Group Company with any different fiscal year end, the fiscal year end nearest such date) and for the fiscal year then ended, including the auditor's report thereon (if any) and the notes and documents annexed thereto;

     Accounts (Year End) means, in the case of each of the Group Companies, the audited balance sheet and statements of operations, cash flows and stockholder's equity of such Group Company prepared in accordance with USGAAP at each respective Accounts Date (Year End), and for the fiscal year then ended, including the auditor's reports thereon and the notes thereto;

     Accounts Date (Year End) means each of 30 December 2000 and 1 January 2000 (or, as to any specific financial statements of a Group Company with any different fiscal year end, the fiscal year end nearest such dates);

     Accounts Date (2000) means 30 December 2000 (or, as to any specific financial statements of a Group Company with any different fiscal year end, the fiscal year end nearest such date);

     Act means the U.K. Companies Acts 1985 to 1989;

     ACT means U.K. advance corporation tax;

     Affiliated Tax Group means any affiliated group within the meaning of
     Section 1504 of the Internal Revenue Code or any similar group defined under a similar provision of foreign, state or provincial law, including any Consolidated, consolidated or unitary group;

     Ancillary Agreements mean the Technology License, Trademark License, Transition Services Agreement, the Marketing Agreement and the Distribution and Requirements Agreement and Ancillary Agreement means any one of them;

     Ancillary Sale Agreements mean the Tax Deed, the Share Agreements and the Assignment and Assumption Agreement/Bill of Sale and, until such time as they are assigned and novated pursuant to Clause 1.3(l), the BHG/BHMMT Agreement and the BHL/BHMMT Agreement and Ancillary Sale Agreement means any one of them;

     Applicable Purchaser Survival Period shall have the meaning ascribed to it in Clause 6.4(b);

     Applicable Vendor Survival Period shall have the meaning ascribed to it in Clause 6.4(c);

     Assets means (i) all rights of the Principal Vendor's Group (other than the Group) under the MSG Agreements and, insofar as they relate to the Business, the agreements with Mailcode, Inc. and (ii) all receivables, bank accounts, Products in transit and other assets (other than Intellectual Property Rights) owned by the Principal Vendor's Group (other than the Group) and used in carrying out the Business, certain particulars of which are listed on Schedule 18, but excluding (A) any assets used by the Principal Vendor's Group (other than the Group) to provide services to businesses of the Principal Vendor's Group other than the Business and (B) any assets which will be made available to the Purchaser's Group under the terms of any Ancillary Agreement;

     Assignee shall have the meaning ascribed to it in Schedule 20;

     Assignment and Assumption Agreement/Bill of Sale means the agreement in the agreed form between the Purchaser and relevant members of the Retained Group with respect to the assignment of rights and assumption of liabilities in relation to the agreements included among the Assets and the transfer of the other Assets;

     Assumed Liabilities shall have the meaning ascribed to it in Clause 2.4;

     BHG means Bell & Howell GmbH;

     BHG/BHMMT Agreement means the supply agreement in the agreed form relating to the supply of Products by BHG to BHMMT, subject to the terms thereof;

     BHL means Bell & Howell Limited (formerly known as Bell & Howell Mail Processing Systems Ltd.);

     BHL/BHMMT Agreement means the supply agreement in the agreed form relating to the supply of Products by BHMMT to BHL, subject to the terms thereof;

     BHL Sale Date shall have the meaning ascribed to it in Clause 1.3(g);

     BHMMT (formerly, Bell & Howell Phillipsburg Company) shall have the meaning ascribed to it in the title hereof;

     BHUK shall have the meaning ascribed to it in the title hereof;

     Business means the business of developing, manufacturing, marketing, selling, financing, distributing and servicing mail systems for commercial finishing and sorting customers in the Territories as carried out by the Principal Vendor's Group on or prior to the date hereof, including the MSG Business, but excluding the businesses, activities, assets, liabilities and personnel listed in or principally used in the activities listed in
     Schedule 12;

     Business Consolidated Balance Sheet (Completion) means the balance sheet included in the Business Consolidated Financial Statements (Completion);

     Business Consolidated Financial Statements mean the combined balance sheets of the Business at a specified date and combined statements of operations, cash flow and stockholder's equity of the Business for the fiscal period then ended, including the notes thereto, prepared in accordance with USGAAP; provided, however, that such balance sheet and statements shall (i) subject to the following sub-clause (ii), reflect the Assumed Liabilities, the Business and the Assets but shall not reflect the Excluded Business/Assets or the Retained Liabilities and (ii) be prepared in accordance with the policies set out in Schedule 13;

     Business Consolidated Financial Statements (Completion) means the Business Consolidated Financial Statements (Non-Adjusted Completion), as adjusted pursuant to Clauses 3.5 through 3.11 (inclusive);

     Business Consolidated Financial Statements (Non-Adjusted Completion) mean the Business Consolidated Financial Statements at the Completion Date and for the period from 30 December 2000 through the Completion Date prepared by the Purchaser and reviewed by the Purchaser's Accountants in accordance with Clause 3.4;

     Business Consolidated Financial Statements (Year End) mean the Business Consolidated Financial Statements at 30 December 2000, attached as Schedule 19;

     Business Intellectual Property means the Business Intellectual Property (Owned) and the Business Intellectual Property (Licensed), collectively;

     Business Intellectual Property (Licensed) means all Intellectual Property Rights (other than the Business Intellectual Property (Owned)) which is (i) licensed to a Group Company or (ii) licensed to a member of the Retained Group either primarily for use (or planned, in the 2001 Plan, to be used primarily) in the Business or necessary for conduct of the Business in the ordinary course as presently conducted (or as planned, in the 2001 Plan, to be conducted), certain details of which are contained in Schedule 10, and for purposes of this definition, the word license includes permission to use under non-assertion and similar arrangements, but excluding any Intellectual Property Rights (A) set out in Schedule 12 or (B) made available to the Group under the terms of any Ancillary Agreement;

     Business Intellectual Property (Owned) means all Intellectual Property Rights owned by the Business or the Group, certain details of which are contained in Schedule 10;

     Business Name means each of the names of any product or service sold or supplied by the Business in the 24 month period prior to the date hereof, but excluding the names set out on Schedule 12, certain details of which are listed on Schedule 15 and Business Names mean all of them;

     Business Records shall have the meaning ascribed to it in Clause 9.1;

     CAA means the U.K. Capital Allowance Act 1990;

     Cash (Completion) means the aggregate amount of cash and cash equivalents of the Group Companies at Completion (Second), reflected on the Business Consolidated Financial Statements (Completion);

     Cash (Minimum) has the meaning ascribed to it in Clause 3.14.

     Cash (Non-Adjusted Completion) means the aggregate amount of cash and cash equivalents of the Group Companies at Completion (Second), reflected on the Business Consolidated Financial Statements (Non-Adjusted Completion);

     Companies means all of Bell & Howell GmbH, Bell & Howell Limited, Bell & Howell Japan Ltd., Bell & Howell (Singapore) Pte. Ltd., Bell & Howell France S.A. and Bell & Howell Europa BV, basic information in respect of each of which is set out in Schedule 2, and Company means any one of them;

     Competing Business shall have the meaning ascribed to it in Clause 8.3(d);

     Completion means completion of the obligations of the Parties with respect to the Transaction and shall include both Completion (First) and Completion (Second);

     Completion (First) means completion of the obligations of the Parties with respect to the Transaction insofar as it relates to the Shares of BHL as set out in Clause 1.3(d);

     Completion (Second) means Completion insofar as it relates to all Assets (other than the BHL/BHMMT Agreement and the BHG/BHMMT Agreement) and all Shares (other than Shares of BHL) as set out in Clause 5;

     Completion Certificate (Principal Vendor) means the certificate in the agreed form of a senior executive officer or a senior financial officer of the Principal Vendor executed and delivered by the Principal Vendor to the Purchaser at Completion (Second);

     Completion Date means the effective time and date as of which Completion (Second) takes place;

     Conditions means the conditions set out in Clause 4.2 and Condition means any one of them;

     Confidential Business Information shall have the meaning ascribed to it in Clause 12.1;

     Confidential Information shall have the meaning ascribed to it in Clause 12.1;

     Consideration means the total consideration for the Shares and the Assets as set out in Clause 3.1;

     Consideration (BHL) means the consideration for the Shares of BHL set out in Clause 1.3(d);

     Data Room Document Schedule means the Data Room Document Schedule delivered to Russell C. Hochman, Esq. on 3:02 p.m. (New York time) on Tuesday, 10 April 2001, by email from the Principal Vendor's Lawyers, attached hereto as Exhibit D;

     Data Room Documents means those documents listed on Exhibit C or F and those documents listed in the Data Room Documents Schedule and the Supplemental Data Room Document Schedule to the extent that those documents were contained on or before 5:00 p.m. (New York time) on Thursday April 12, 2001 in the data room established by the Principal Vendor at the offices of the Principal Vendor's Lawyer's in London (and the offices of the Principal Vendor's Accountants in Stamford, insofar as those documents relate to treasury or insurance matters) so long as the Purchaser has had full access thereto;

     Disclosure Letter means the letter signed by the Principal Vendor and delivered, as the disclosure letter for the purposes of this Agreement, to the Purchaser immediately before the execution of this Agreement;

     Distribution and Requirements Agreement means the distribution and requirements agreement in the agreed form to be entered into at Completion (Second) between the Principal Vendor and the Purchaser pursuant to which the Purchaser agrees to purchase certain mail systems, parts and services from the Principal Vendor, subject to the terms thereof;

     Draft Accounts has the meaning ascribed to it in Clause 3.4;

     Employee Benefit Plan means any arrangement, agreement, contract or plan, including social compensation plans, maintained by the Principal Vendor or any other member of the Principal Vendor's Group to provide Employee Benefits to Employees, other than the BHL 1971 Pension and Death Benefit Plan, and Employee Benefit Plans means all of them;

     Employee Benefits means health, life insurance, welfare, disability, pension, retirement, termination, long-service recognition, relocation, education and other benefits of any kind provided to any employee upon commencement of, during or after employment;

     Employee List Date has the meaning ascribed to it in Clause 11.1 of
     Schedule 6;

     Employees mean the individuals employed by the Business as of the Employee List Date, excluding the personnel listed on Schedule 12 (save that such term shall, when used in the definition of Relevant Employees, the context of Clause 11.4 and the Condition in paragraph 3(iii) of Schedule 4, include changes therein in the ordinary course of business between such date and Completion (Second), and save as otherwise defined in part 12 of Schedule 6 for purposes thereof) and Employee means any of them;

     Environment means air, land, surface water and groundwater;

     Environmental Claim means an order or liability or a written notification, claim or demand pursuant to any Environmental Law in respect of any Environmental Condition existing at or occurring before Completion (Second), and includes any and all Environmental Costs related thereto, and Environmental Claims means all of them;

     Environmental Condition means any condition (including any Environmental Hazard Contamination) with respect to the Environment as a result of which any person could incur or has incurred, or which could result or has resulted in any liability to any person, or which could or has become subject to any order or demand to remediate such condition, including any condition at any property or location whatsoever resulting from the operation of the Business, whether such condition was known or unknown at the time of Completion (Second) and regardless of how or by whom discovered and Environmental Conditions means all of them;

     Environmental Costs means any and all liabilities, including all reasonable attorneys', experts' and consultants' fees and court costs (save where any such costs relate to an unsuccessful claim under Clause 6.6(j)), whether direct or indirect, joint or several, whenever arising (including after Completion (Second)), arising out of any of the Assets, any assets of any of the Group Companies, the Business or property currently or formerly owned, operated, used or leased by any Group Company or its predecessors (including off-site locations) and arising out of: (i) any Environmental Condition at, in, on, under or near any such property on or prior to Completion (Second); or (ii) any Environmental Law, including any and all liabilities relating to: (a) non-compliance with Environmental Laws; (b) assessment of environmental damage and preparation of cleanup plans and engineering and feasibility studies; (c) remediation of the Environment and treatment or disposal of an Environmental Hazard; (d) construction of facilities to prevent the spread of or decrease the amount of concentration of any Environmental Release of an Environmental Hazard into the surrounding Environment; (e) investigations, actions and lawsuits in respect of any such matter; or (f) damage caused by, and the restoration of any improvement affected by, any implementation, entry, performance, inspection, treatment, disposal, excavation, operation or maintenance activity undertaken in order to comply with any Environmental Law;

     Environmental Hazard means any flammable, explosive or radioactive material (including any source, byproduct or special nuclear material), radon, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyl, petroleum, petroleum constituent, petroleum product, methane, hazardous material, hazardous waste, hazardous or toxic substance or related material, pollutant or toxic pollutant as defined in or which is otherwise the subject of any requirement pursuant to any Environmental Law, other than de minimis quantities of ordinary lubricating and janitorial fluids used for their intended purpose;

     Environmental Hazard Contamination means, with respect to the Environment, contamination by any Environmental Release or the presence of any Environmental Hazard;

     Environmental Laws means any and all laws, orders and Environmental Permits applicable to, affecting or relating to the protection, preservation or remediation of the Environment;

     Environmental Permits means any and all Permits and Consents required by any Environmental Laws in connection with the ownership, construction, equipping, use, sale, transfer or operation of the Business or the Assets or the assets of any of the Group Companies for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Environmental Hazard;

     Environmental Release means any release, spill or discharge as those terms are defined under any Environmental Law;

     Excluded Business/Assets means any business or activity carried out by the Group (including any business or activity carried out by any successor to businesses or activities of any of the Group Companies which were or are divested on or prior to Completion (Second)) not included in the Business, including the businesses and activities listed on Schedule 12 and any personnel, assets or liabilities listed on Schedule 12;

     Expert shall have the meaning ascribed to it in Clause 3.8;

     Filing means any filing, notice, submission or publication of any nature;

     First Agreement has the meaning ascribed to it in paragraph 2 of Schedule
     7;

     Former Employees mean the former employees of any of the members of the Principal Vendor's Group who are entitled to Employee Benefits under any Employee Benefit Plan for which any of the Group Companies may have any liability after Completion (Second), save as otherwise defined in part 12 of Schedule 6 for purposes thereof;

     Group means the Companies and the Subsidiaries;

     Group Companies means all of the companies in the Group and Group Company means any one of them;

     Group Company Benefit Plan means any Employee Benefit Plan sponsored by or maintained by any of the Group Companies;

     Hays Agreement means the distribution, maintenance, support, development and supply agreements, as amended to date, among BHL, BHMMT and Hays Commercial Services Ltd.;

     Indemnitee shall have the meaning ascribed to it in Clause 6.4(h);

     Indemnitor shall have the meaning ascribed to it in Clause 6.4(h);

     Intellectual Property Rights means all patents, trade marks, service marks, trade names, domain names, registered designs, designs, semiconductor topography rights, database rights of unfair extraction and reutilization, copyrights, know-how, inventions, formulae, confidential or secret processes or information, rights in computer software (including source code), and other protected rights and assets and other forms of intellectual or industrial property (in each case, in any part of the world, whether or not registered or registrable, and including all applications for registration, letters patent and similar protection) and all licenses and permissions received in connection with the foregoing;

     Internal Revenue Code means the U.S. Internal Revenue Code of 1986, as amended through the date hereof, and the Treasury Regulations issued thereunder through the date hereof;

     Key Employees means all directors and employees of any of the Group Companies whose annual salary (excluding bonuses, pension contributions and non-cash benefits) is more than $100,000 (or the foreign currency equivalent, on the date hereof, of such amount) and Key Employee means any of them;

     Key Person means any managerial, sales, marketing, research and development, customer service or technical employee of any of the Group Companies and Key Persons means all of them;

     Leases has the meaning ascribed to it in paragraph 9.15(a) of Schedule 6;

     Long Stop Date means 31 December 2001 or such later date as the Parties may agree in writing;

     Loss has the meaning ascribed to it in Clause 6.4(h);

     Marketing Agreement means the marketing agreement between BHMMT and BHL in the agreed form;

     MSG Agreements mean (A) the distribution agreements between BHMMT, on the one hand, and Group Companies or third party distributors, dealers and agents, on the other hand, relating to the sale or distribution of Products and other mail systems equipment distributed by the Business in the Territories and, in the case of the Group Companies, the provision of services by BHMMT to the Group Companies and (B) the supply agreements between BHMMT, on the one hand, and Group Companies, on the other hand, relating to the purchase of Products for such purposes and (C) the agreements between BHMMT and BHL relating to the provision of secondees and services by BHL to BHMMT and the Marketing Agreement (each as amended prior to the date hereof), but excluding the BHG/BHMMT Agreement and the BHL/BHMMT Agreement until such time as they are assigned to the Purchaser pursuant to Clause 1.3(h);

     MSG Business means the business of BHMMT in relation to the MSG Agreements;

     Net Assets means the total assets of the Business less the total liabilities (excluding stockholder's equity) of the Business at a specified date as shown on the balance sheet at such date included in the Business Consolidated Financial Statements at such date;

     Net Assets (Completion) means the Net Assets calculated from the Business Consolidated Balance Sheet (Completion), adjusted to give effect to any payment made or to be made pursuant to Clause 3.15 and, in this regard, the aggregate amount of cash of the Business for purposes of calculating the Net Assets (Completion) shall be deemed to be increased by the amount of any payment made or to be made by the Principal Vendor to the Purchaser, or reduced by the amount of any payment made or to be made by the Purchaser to the Principal Vendor, as the case may be, under Clause 3.15;

     Net Assets (Non-Adjusted Completion) means the Net Assets calculated from the Business Consolidated Financial Statements (Non-Adjusted Completion), adjusted to give effect to any payment made or to be made pursuant to Clause 3.15 and, in this regard, the aggregate amount of cash of the Business for purposes of calculating the Net Assets (Non-Adjusted Completion) shall be deemed to be increased by the amount of any payment made or to be made by the Principal Vendor to the Purchaser, or reduced by the amount of any payment made or to be made by the Purchaser to the Principal Vendor, as the case may be, under Clause 3.15;

     Notice of Claim shall have the meaning ascribed to it in Clause 6.4(h);

     Parties means the parties to this Agreement and Party means any one of them (except that, where the context so requires, reference to a Party means, on the one hand, the Principal Vendor and the Subsidiary Vendors, collectively (for all of whom the Principal Vendor represents and warrants that it has the authority to act), and, on the other hand, the Purchaser and the Purchaser's Subsidiaries, collectively (for all of whom the Purchaser represents and warrants that is has authority to act);

     PBIH shall have the meaning ascribed to it in the title hereof;

     Permits and Consents means all approvals, consents, authority, permits, franchises, exemptions and waivers of any nature and Permit or Consent means any one of them;

     Principal Vendor shall have the meaning ascribed to it in the title hereof;

     Planning Acts has the meaning ascribed to it in part 9 of Schedule 6;

     Principal Vendor's Accountants means KPMG LLP;

     Principal Vendor's Group means the Principal Vendor and its subsidiaries and subsidiary undertakings and all companies or entities which any of the foregoing is able to control, whether by virtue of rights attaching to shares, conferred by agreements or otherwise from time to time, including, prior to Completion (Second) only, the Group Companies;

     Principal Vendor's Lawyers means Denton Wilde Sapte;

     Products mean all products of any nature made or sold by the Business in the 24 months period prior to Completion (Second) or proposed to be made or sold as contemplated by the 2001 Plan and Product means any one of them;

     Properties means all properties used in the Business or owned by or leased to any of the Group Companies, certain particulars of which are set out in
     Schedule 8, excluding all Vendor Retained Properties and all properties exclusively occupied by any Excluded Business/Assets or otherwise listed in
     Schedule 12, and Property means any one of them;

     Purchaser shall have the meaning ascribed to it in the title hereof;

     Purchaser's Accountants means PricewaterhouseCoopers LLP;

     Purchaser's Group means the Purchaser and its subsidiaries and subsidiary undertakings and all companies or entities which any of the foregoing is able to control, whether by virtue of rights attaching to shares, conferred by agreements or otherwise, including, after Completion (Second), the Group Companies;

     Purchaser's Lawyers means Kelley Drye & Warren LLP;

     Purchaser's Subsidiary means the member of the Purchaser's Group designated by the Purchaser to purchase Shares of a Group Company pursuant to a Share Agreement as set out on Schedule 1 or to purchase Assets and Purchaser's Subsidiaries means all of them;

     Relevant Employees mean the Employees at Completion (Second) and Relevant Employee means any of them;

     Relevant Jurisdiction means, in the case of any Group Company, any jurisdiction in which it is incorporated;

     Required Consent or Filing (Business) means any Permit or Consent required from any person or Filing required to be made with any person to avoid any breach, default, violation, recession, termination, cancellation, acceleration or impairment (with or without the giving of consent or notice or passage of time, or both) of any of the Shares and the Assets or any of the assets of any of the Group Companies upon assignment, transfer, delivery or change in control and Required Consents or Filings (Business) means all of them;

     Required Consent or Filing (Transaction) means, with respect to either Party, any Permit or Consent required from any person or Filing required to be made with any person by or on behalf of such Party or any member of its Group (i) for the valid, lawful and effective assignment, transfer or delivery of any of the Shares and the Assets or (ii) in order to complete the Transaction, in each case which is not a Required Consent or Filing (Business) and Required Consents or Filings (Transaction) means all of them;

     Required Consents and Filings means all Required Consents and Filings (Business) and Required Consents and Filings (Transaction) and Required Consent or Filing means any one of them;

     Retained Group means the members of the Principal Vendor's Group (excluding the members of the Group);

     Retained Liabilities shall have the meaning ascribed to it in Clause 6.6;

     Retained Territories means North America, Latin America, South America, New Zealand and Australia;

     Scheme has the meaning ascribed to it in part 12 of Schedule 6;

     Second Agreement has the meaning ascribed to it in paragraph 2 of Schedule
     7;

     Share Agreements mean the share purchase agreements in the agreed form, each of which is between the relevant Purchaser's Subsidiaries listed in
     Schedule 1 and the Principal Vendor or BHUK (whichever of them owns such Shares) providing for the purchase of Shares by such Purchaser's Subsidiary and Share Agreement means any one of them;

     share and share capital have the meanings ascribed to them in part 1 of
     Schedule 6;

     Shares means all the issued shares in the capital of each of the Companies and includes, in the case of Bell & Howell GmbH, all the issued parts in the capital thereof;

     Specified Clauses has the meaning ascribed to it in Clause 6.4(a);

     Subsidiaries means those companies which are subsidiaries or subsidiary undertakings of the Companies, certain details of which are set out in
     Schedule 3 and Subsidiary means any one of them;

     Subsidiary Vendors means BHUK and BHMMT and Subsidiary Vendor means either one of them;

     Supplemental Data Room Schedule means the Supplemental Data Room Document Schedule delivered to Russell C. Hochman, Esq. on or before 5:00 p.m. (New York time) on Thursday, 12 April 2001, by email from the Principal Vendors Lawyer's, attached hereto as Exhibit E;

     Tax Authority means any governmental body that has the right, power or authority to impose, charge or assess any Tax;

     Tax Deed means the tax deed in the agreed form entered into among the Purchaser, PBIH, PB Productions International Corp., the Principal Vendor and BHUK concurrently with the execution and delivery hereof;

     Tax Return has the same meaning as in the Tax Deed;

     Taxation or Tax has the same meaning as in the Tax Deed;

     Taxes Act means the U.K. Income and Corporation Taxes Act 1988;

     TCGA means the U.K. Taxation of Chargeable Gains Act 1992;

     Technology License means the technology license in the agreed form to be entered into between the Principal Vendor and the relevant Group Companies at Completion (Second) pursuant to which the relevant Group Companies agree to license certain Intellectual Property Rights to the Principal Vendor, subject to the terms and restrictions thereof;

     Territories means all territories worldwide, excluding the Retained Territories;

     TMA means the U.K. Taxes Management Act 1970;

     Trademark License means the trademark license in the agreed form to be entered into between the Principal Vendor and the Purchaser at Completion (Second) pursuant to which the Principal Vendor agrees to license or to procure that other relevant members of the Retained Group license certain trademarks used or planned to be used in the Business to the Purchaser, subject to the terms and restrictions thereof;

     Transaction means the sale and purchase of the Shares and the Assets and the other transactions contemplated by this Agreement;

     Transition Services Agreement means the transition services agreement in the agreed form to be entered into at Completion (Second) between the Principal Vendor and the Purchaser pursuant to which (i) the Principal Vendor agrees to provide or procure that other relevant members of the Retained Group provide certain services to the Group and (ii) the Purchaser agrees to procure the relevant members of the Group provide certain services to members of the Retained Group in each case for a certain period following Completion (Second), subject to the terms thereof;

     USGAAP means, with respect to financial statements relating to any business or entity at a specified date or for a specified period, U.S. generally accepted accounting principles, which shall be applied on a basis consistent with financial statements relating to the same business or entity at prior dates or for prior periods (called prior financial statements) to the extent that those prior financial statements were prepared in accordance with U.S. generally accepted accounting principles;

     VAT means value added tax;

     VATA means the U.K. Value Added Tax Act 1994;

     Vendor Leased Property shall have the meaning ascribed to it in paragraph 1 of Schedule 12 and Vendor Leased Properties means all of them;

     Vendor Owned Property shall have the meaning ascribed to it in paragraph 1 of Schedule 12 and Vendor Leased Properties means all of them;

     Vendor Retained Property shall mean any of the Vendor Leased Properties or the Vendor Owned Properties and Vendor Retained Properties means all of them;

     Warranties means the representations and warranties set out in Clauses 1.3, (to the extent set out therein) 3.12 and 6, Schedule 6, the Completion Certificate (Principal Vendor) and the Share Agreements given by the Principal Vendor and the Subsidiary Vendors and Warranty shall mean one any of them; and

     definitions in Schedule 10 shall have the meanings assigned to them therein for the purposes thereof, only.

1.2  Interpretation

     In this Agreement, unless otherwise specified:

     (a) references to any law or order means such law or order as in effect on the date hereof;

     (b) except as otherwise expressly stated, references to this Agreement mean this Agreement, all Schedules, the Disclosure Letter and the Ancillary Sale Agreements, each of which is incorporated by reference herein; the words hereof, hereunder and herewith refer to the entire of this Agreement; references to the Disclosure Letter include the schedules to the Disclosure Letter; and unless otherwise specifically stated, references to Schedules mean Schedules attached to this Agreement (for this purpose, excluding all other documents) and not those attached to the Disclosure Letter;

     (c) the word encumbrance means any mortgage, charge, pledge, lien, assignment by way of security, land charge, title retention, option, right to acquire, right of pre-emption, right of set off, trust arrangement, or other security or equity; and the word encumbrances means all of them;

     (d) unless otherwise stated, references to any Clause, paragraph or Schedule mean those contained in this Agreement (excluding, for purposes of this sentence, the Ancillary Sale Agreements);

     (e) headings have been inserted for ease of reference only and shall not be taken into account in construing this Agreement;

     (f) references to any law, remedy, proceeding, document, status, court, official or other term in respect to any jurisdiction shall, in respect of any other jurisdiction, be deemed to refer to that which most nearly approximates such reference in that other jurisdiction;

     (g) the expression this Clause shall, unless followed by reference to a specific sub-clause, paragraph or other provisions, be deemed to refer to the whole Clause (and not merely the sub-clause, paragraph or other provision) in which the expression occurs;

     (h) the word person means any individual, firm, company, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, governmental body, labor union or other entity of any kind, and shall include any successor to any such entity;

     (i) the word company means any firm, company, corporation, partnership, trust, incorporated or unincorporated association, joint stock company or limited liability company and shall include any successor to any such entity;

     (j) the phrase in writing includes any communication made by letter or facsimile transmission;

     (k) the phrase business day means a day (not being a Saturday or Sunday) on which banks are open for normal banking business in London and New York;

     (l) the word assets includes all tangible and intangible properties of any nature, including owned or leased real or personal properties, inventories, supplies, buildings, fixtures, furnishings, rights under contracts and other instruments, machinery, equipment, Intellectual Property Rights, cash and cash equivalents, securities, bonds, pensions and other funded employee benefit plans, customer and vendor lists and all information of a type described in the definition of Confidential Business Information in Clause 12.1 (as if it referred to a business or company generally and not the Business or the Group Companies specifically); the word asset means any of them; the word liability means any claim, loss, expense, charge, duty, lien, tax, assessment, penalty, earn-out, payment, mortgage, security interest, debt, fine, liability, cost, performance or other obligation, restriction, limitation, suit, action, proceeding, investigation, cause of action, judgment or damage of any nature; and the word liabilities means all of them;

     (m) the word law means any applicable law, rule, regulation, treaty, code, convention, common law or ordinance, including any rule of any court of competent jurisdiction; the word order includes orders, judgments, decrees, awards and directives; and the phrase governmental body includes governments, courts and governmental, regulatory and quasi-governmental bodies, agencies, authorities and instrumentalities;

     (n) a person shall be deemed to be affiliated with or an affiliate of another person if that person controls, is controlled by or is under common control with such other person, and, for this purpose, the word control includes the power to direct or cause the direction of the management or policies of a person through share ownership, by contract or otherwise;

     (o) a document is in the agreed form if it is in the form of a draft agreed between and initialed by or on behalf of the Parties on or before the date of this Agreement;

     (p) the phrase so far as the Principal Vendor is aware or to the best of the Principal Vendor's knowledge or like phrases mean the actual knowledge, after review of the Warranties, the Schedules and the Disclosure Letter, of any of the following persons: Mike Muller, Paul Whiteman, Nils Johansson, Todd Buchardt, Dwight Mater, Kevin McDougall, James Roemer, Kevin Gregory, Bernd Stecker, William Velten, Misato Tanaka, Kelvin Hokan, Nico Benjamins, Steve Foy, Joanne Yates, Sarah Berry, Peter Connolly, Alan Aldworth, Jonathan Forde and Bernard Kandziora;

     (q) whenever in this Agreement one Party is required to make a payment to another Party (by way of indemnity or otherwise) on an After-Tax basis, this shall mean that the payment to be made shall be free and clear of and without deduction for any withholding Tax (and if the payer is required by law to make any deduction or withholding from any such payment, the sum due in respect of such payment shall be increased to the extent necessary to ensure that after the making of such deduction or withholding the payee receives and retains a net sum equal to the sum it would have received had no deduction or withholding been required to be made) and (i) increased to take account of any net Tax cost, if any, incurred by the payee arising from the payment (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit, if any, realized by the payee arising from matter giving rise to the receipt of the payment;

     (r) the word including shall always be deemed to be followed by the phrase without limitation;

     (s) to the extent that the member or members of the Retained Group party to an agreement included in the Assets are different from those referenced herein, such references shall be deemed to refer to the appropriate member or members of the Retained Group and the Principal Vendor shall procure that such member or members shall take all actions necessary to carry out the transactions contemplated hereby; and

     (t) save as otherwise expressly provided herein, for purposes of the indemnification provisions hereof, liabilities incurred in currencies other than US dollars shall be translated into US dollars at the currency exchange rates prevailing at the time of incurrence.

1.3  Ancillary and Expedited Transactions

     (a)  [Intentionally Omitted.]

     (b) Concurrently with the execution and delivery of this Agreement (excluding, for purposes of this sentence, all other documents of any kind other than the Schedules), (i) the Parties are executing and delivering the Share Agreement as to the Shares of BHL, (ii) the Principal Vendor is signing and delivering and the Purchaser is initialing and accepting the Disclosure Letter and (iii) the Parties are initialing the forms of each of the other documents referenced herein as agreed form documents other than those referenced in Clause 1.3(c).

     (c) The Parties shall, promptly after the date hereof, negotiate, agree upon and initial completed agreed forms of the Share Agreements as to the Shares of all Companies other than BHL, of the opinions of counsel described in Schedule 5 and of the Marketing Agreement, in respect of negotiation of which the Parties shall act reasonably to agree to forms of documents consistent with this Agreement and the agreed form of the documents referenced in Clause 1.3(b). Promptly upon reaching such agreement, the Parties shall execute and deliver or procure the execution and delivery of such Share Agreements effective as of the date hereof in the agreed form.

     (d) Notwithstanding anything contained herein to the contrary, concurrently with the execution and delivery hereof, BHUK shall sell and transfer the Shares of BHL, and the Purchaser shall procure the purchase of the Shares of BHL by Pitney Bowes Limited, free and clear from all encumbrances, with full title guarantee and together with all rights and obligations attached or accruing to them at the date hereof, subject to the terms and conditions of this Agreement. The consideration for the Shares of BHL shall be the payment by or on behalf of such Purchaser's Subsidiary of the aggregate sum of US$9,000,000 (US$2,000,000 of which has already been paid) by wire transfer to: Bankers Trust Company, New York, NY; ABA: 021 001 033; A/C: Bell & Howell Company General Account; A/C #: 00-224-338.

     (e) In addition to its other obligations under Clause 1.3(d), at Completion (First), the Principal Vendor shall do or procure those things listed in Part I of Schedule 5 and the Purchaser shall do or procure those things listed in Part 2 of Schedule 5, in each case insofar as they relate to BHL (save that no Ancillary Agreements shall be executed and delivered on Completion (First) and the resignations of the directors and company secretary delivered on Completion (First) shall not be dated or become effective until Completion (Second)).

     (f) Until the earlier of Completion (Second) or the BHL Sale Date, the Parties agree that the business and affairs of BHL shall be managed, operated by and controlled by the Principal Vendor (subject always to the requirements of Clause 4.1) as agent for BHL and the Purchaser's Group. From the date hereof until the BHL Sale Date:

          (i) save for any action taken at the written request of the Principal Vendor or any action required to be taken by this Agreement or the Ancillary Agreements (or, in respect of transitioning from Isis House as contemplated by the Transition Services Agreement in the agreed form, necessary or appropriate), the Purchaser shall refrain, and shall procure the other members of the Purchaser's Group to refrain, from taking any action to interfere with the management or operations of the business or affairs of BHL, including any action: (A) to integrate the business or activities of BHL with those of members of the Purchaser's Group; or (B) to make any change to or dispose of or encumber any interest in the share capital of BHL (issued or unissued); or (C) to cause or require BHL to declare or pay any dividend or make any other distribution; or (D) to incur any liability which relates to the activities of any member of the Purchaser's Group (other than trading activities in the ordinary course consistent with past practice); or (E) to cause BHL to transfer any of its assets to any member of the Purchaser's Group (other than trading activities in the ordinary course consistent with past practice); or (F) to cause BHL to change its accounting or tax policies; or (G) to cause any change in the composition of the board of BHL (save for the appointment of a director (who is not an employee of the Purchaser's Group and enters into an appropriate confidentiality agreement) to be designated by the Purchaser);

          (ii) the Principal Vendor shall, subject to the limitation on disclosure of information contained in Clauses 4.1(b)(vi)(D) and (E), consult with the Purchaser as to the business and affairs of BHL; and

          (iii) the Principal Vendor shall cause the relevant members of the Principal Vendor's Group to make available to BHL any and all services and facilities necessary to ensure that BHL has access to services and facilities which are consistent (in quality and scope) with those to which it had access prior to Completion (First), including access to working capital and product supply.

     (g)  [Confidential Treatment Requested]

     (h)  Promptly upon the earlier of:

          (i) expiration of the time period during which the Secretary of State (as such term is defined in the U.K. Fair Trading Act
                 1973) shall be entitled to refer the Transaction (or any part thereof) to the Competition Commission for investigation, without such a referral having been made; or

          (ii) the Secretary of State, following an investigation by the Competition Commission, either (A) notwithstanding a finding by the Competition Commission that the Transaction (or relevant part thereof referred for investigation) is against the public interest, indicates he will not make any order for the divestment of BHL or any part of its business by the Purchaser's Group or (B) making an order which does not involve the Purchaser's Group being required to divest BHL or any part of its business or (C) determining that the Transaction (or relevant part thereof referred for investigation to the Competition Commission) is not against the public interest;

          or such earlier or later time as the Purchaser may specify in writing to the Principal Vendor, BHMMT shall assign and novate all of its rights and obligations under the BHL/BHMMT Agreement and the BHG/BHMMT Agreement to a member of the Purchaser's Group specified by the Purchaser. Upon, from and after such assignment, any and all liabilities in respect thereof (other than those arising out of willful misconduct or bad faith of BHMMT) shall become Assumed Liabilities. The Purchaser agrees that it shall indemnify BHMMT for, and at all times hold BHMMT harmless from, any and all liabilities of BHMMT relating to the period after Completion (Second) which would not have arisen but for BHMMT being party to such Agreements (excluding liabilities arising as a result of the willful misconduct or bad faith of BHMMT and excluding any liability under one such Agreement to the extent payment is received to satisfy that specific liability under the other Agreement).

     (i) On or prior to Completion (Second), the Principal Vendor shall and shall procure that the other members of the Retained Group shall (i) contribute (without consideration therefor) to the capital of such Group Company all indebtedness (other than trade payables) at Completion (Second) owed by such Group Company to such members (which contribution shall be on terms such that such indebtedness is thereby treated as satisfied) and (ii) if shares of such Group Company are issued or required to be issued in respect of such contribution, transfer (without consideration therefor) such shares to the relevant Purchaser's Subsidiary free and clear of any and all encumbrances, with full title guarantee and with all rights and obligations attached and accruing to them to the date of such transfer, subject to the terms and conditions of this Agreement. In addition to its other obligations under this Clause 1.3(i), at the date of such transfer, the Principal Vendor shall do or procure those things listed in Part 1 of Schedule 5 insofar as they relate to such shares (if any). The Principal Vendor shall procure that each member of the Retained Group acts accordingly and the Purchaser shall procure that each member of the Group acts accordingly.

     (j) The obligations in Clauses 1.3(g) and (h) shall continue to apply after termination of this Agreement without time limit.

2.   SALE AND PURCHASE

2.1  Sale and purchase of Shares

     (a) At Completion (Second), the Principal Vendor shall, subject to satisfaction or waiver by the Principal Vendor of the Conditions to its obligations to complete the Transaction, sell and transfer the Shares (other than the Shares of BHL) free and clear from all encumbrances and with all rights and obligations attached or accruing to them at Completion (Second) and including, in the case of Bell & Howell France S.A., coupon attache, subject to the terms and conditions of this Agreement. At Completion (Second), the Purchaser shall, subject to the satisfaction or waiver by the Purchaser of the Conditions to its obligations to complete the Transaction, procure purchase by the relevant Purchaser's Subsidiaries of the Shares (other than the Shares of BHL) free and clear from all encumbrances and with all rights and obligations attached or accruing to them at Completion (Second) and including, in the case of Bell & Howell France S.A., coupon attache, subject to the terms and conditions of this Agreement.

     (b) The purchase and sale of Shares of a specific Company pursuant to Clause 1.3 or 2.1(a) shall be effected pursuant to the Share Agreement relating thereto between the relevant Purchaser's Subsidiary and the Principal Vendor or BHUK (whichever of them owns such Shares).

2.2  Sale and purchase of Assets

     At Completion (Second), the Principal Vendor shall, subject to the satisfaction or waiver by the Principal Vendor of the Conditions to its obligations to complete the Transaction, transfer, assign and deliver and procure the transfer, assignment and delivery by the Principal Vendor's Group of the Assets free and clear from all encumbrances, subject to the terms and conditions of this Agreement. At Completion (Second), the Purchaser shall, subject to the satisfaction or waiver by the Purchaser of the Conditions to its obligations to complete the Transaction, purchase or procure purchase by a Purchaser's subsidiary of the Assets free and clear of all encumbrances, subject to the terms and conditions of this Agreement.

2.3  Ancillary Sale Agreements

     Each Share Agreement shall be subject to this Agreement (excluding the Share Agreements, for purposes of this sentence) and shall be construed together with this Agreement so as not to create duplicative rights or liabilities; provided, however, that, in the event of a conflict or inconsistency between this Agreement and such Share Agreement as to any matter other than one mandatorily governed by laws or orders of the Relevant Jurisdiction of the Company whose Shares are subject to such Share Agreement, this Agreement shall govern and that, in the event of a conflict or inconsistency as to any matter mandatorily so governed, such Share Agreement shall govern. Each of the other Ancillary Sale Agreements shall be construed so as to be consistent with each other and this Agreement (excluding, for purposes of this sentence, all Ancillary Sale Agreements other than the Share Agreements) and so as not to create duplicative rights and liabilities (although they may create additional rights and liabilities).

2.4  Assumption of liabilities

     Except to the extent that any of the liabilities described in the following sub-clauses (a) through (c) constitute Retained Liabilities, upon, from and after Completion (Second), the Purchaser shall, without any further responsibility or liability of or recourse to the Principal Vendor's Group or any directors, shareholders, officers, employees, agents, consultants, representatives, successors, transferees or assignees thereof, absolutely and irrevocably assume and become solely liable and responsible for (collectively, the Assumed Liabilities):

     (a) any and all liabilities arising out of the Assets (including liabilities arising under the MSG Agreements) after Completion (Second);

     (b) any and all intercompany trade payables of the Principal Vendor arising out of the Assets prior to Completion (Second) in the ordinary course consistent with past practice; and

     (c) any and all liabilities which become Assumed Liabilities under Clause 1.3.

2.5  Schedules

     Except as otherwise provided herein or in any Ancillary Agreement, at and after Completion (Second), the Principal Vendor shall and shall procure that the other members of the Retained Group shall transfer, assign and deliver to the Group all of their right, title and interest in and to any and all Intellectual Property Rights and Business Names owned or used by the Group in the Business prior to the date hereof or planned to be used by the Group in the Business after the date hereof as contemplated by the 2001 Plan; provided, however, that, as to Intellectual Property Rights which (i) are not owned by a member of the Group and not licensed to a member of the Group under an Ancillary Agreement, (ii) have been or are used to some (but not a material) extent in the Business and (iii) are owned by a member of the Retained Group, the Principal Vendor need only grant and procure that the other members of the Retained Group grant to the Group a non-exclusive, royalty-free, perpetual license to use such Intellectual Property Rights in the Business in the Territories consistent with past practice. For purposes hereof, to the extent that Intellectual Property Rights or Business Names are licensed by third parties to members of the Principal Vendor's Group, the Principal Vendor's obligations under the prior sentence shall be limited to making available to the Group the same rights (subject to the same obligations) as such members have thereunder.

     Within 10 business days after the date hereof, the Principal Vendor shall deliver to the Purchaser completed copies of Schedules 10, 14, 15 and 18.

3.   CONSIDERATION; CASH MANAGEMENT

3.1  Total Consideration

     The total consideration for the sale of the Shares and the Assets shall be the assumption of the Assumed Liabilities by the Purchaser as provided in Clause 2.4 and the payment by or on behalf of the Purchaser and the Purchaser's Subsidiaries, as their respective interests may appear, of the aggregate sum of US$51,000,000 (US$2,000,000 of which has already been paid by the Purchaser on their behalf), subject to adjustment under Clauses 3.3 through 3.15 and payable in accordance with Clauses 1.3(d), 3.12, 3.15 and 5.

3.2  Apportionment of Consideration

     The Consideration shall be apportioned among the Shares and the Assets in accordance with Schedule 11 and subject to Clause 3.13.

3.3  Adjustment of Consideration

     The Consideration may be adjusted under paragraph 3 of Schedule 7.

3.4  Preparation of Business Consolidated Financial Statements (Completion)

     Following Completion (Second), the Purchaser shall:

     (a) prepare and procure the review by the Purchaser's Accountants of Business Consolidated Financial Statements (Non-Adjusted Completion) as at and for the period ended on the effective time and date of Completion (Second) and an agreed-upon procedures report as to calculation of the Net Assets (Non-Adjusted Completion) and the Cash (Non-Adjusted Completion); and

     (b) use all reasonable endeavors to procure that a copy of the Draft Accounts shall be delivered to the Principal Vendor and the Purchaser as soon as reasonably practicable following Completion (Second) and, in any event, within 90 days thereafter.

     The term Draft Accounts shall include collectively the Business Consolidated Financial Statements (Non-Adjusted Completion) and such agreed-upon procedures report (including the calculation of the Net Assets (Non-Adjusted Completion), which calculation shall, among other things, be presented in the same format as that set out in Schedule 19 and the Cash (Non-Adjusted Completion).

     The Purchaser shall, and shall procure that the Purchaser's Group shall, promptly provide to the Principal Vendor and the Principal Vendor's Accountants access to all records, working papers or other documents relating to the Group within its or their possession or control relevant for the purpose of reviewing the Draft Accounts and give to the Principal Vendor and the Principal Vendor's Accountants such other assistance (including access to personnel and premises) as the Principal Vendor may reasonably require for the purposes of reviewing the Draft Accounts. The Principal Vendor shall, and shall procure that each relevant member of the Retained Group shall, promptly provide to the Purchaser and the Purchaser's Accountants access to all records, working papers or other documents within its possession or control relevant for the purpose of preparing and auditing the Draft Accounts and give to the Purchaser and the Purchaser's Accountants such other assistance (including access to personnel and premises) as the Purchaser may reasonably require for the purposes of preparing and reviewing the Draft Accounts.

     The obligations of the Parties under this Clause 3.4 shall extend, in the case of the Purchaser, to using its reasonable endeavours to procure the release of all relevant working papers of the Purchaser's Accountants and, in the case of the Principal Vendor, to using its reasonable endeavours to procure the release of all relevant working papers of the Principal Vendor's Accountants which, in each case, relate either to the preparation, audit or review of the Draft Accounts; provided, that any release of working papers may be upon terms which the Accountants in question may reasonably require. Each Party shall be entitled, at its own expense, to make and retain copies of documentation to which it is granted access in accordance with the provisions of this Clause 3.4.

3.5  Dispute Notice

     If the Principal Vendor wishes to dispute the Draft Accounts, it shall notify the Purchaser within 30 days after receiving the Draft Accounts (or, if later, 30 days after the date on which access is granted to the Principal Vendor in accordance with Clause 3.4) and such notice shall specify all items which the Principal Vendor disputes, its reasons therefor, the adjustments (together with appropriate supporting evidence for each such adjustment) which, in its opinion, should be made to the Draft Accounts in order to comply with the requirements of this Agreement and the effect the items in dispute have on the amount of the Net Assets (Non-Adjusted Completion) and/or the Cash (Non-Adjusted Completion). The Principal Vendor may dispute the Draft Accounts for the following reasons only: (a) the Draft Accounts have not been prepared in accordance with this Agreement; or (b) assets or liabilities of the Business have been misstated in, have been incorrectly included in or have been incorrectly omitted from the Draft Accounts (irrespective of whether such assets, liabilities or misstatements are material); provided, that no matter shall be disputed or adjustment made to the Draft Accounts in respect of such dispute unless the individual item in dispute would affect the amount of the Net Assets (Non-Adjusted Completion) and/or the Cash (Non-Adjusted Completion) by at least $50,000 or the aggregate effect of the adjustments in question would affect the amount of the Net Assets (Non-Adjusted Completion) and/or the Cash (Non-Adjusted Completion) by at least $250,000.

3.6  No Dispute

     If (a) the Principal Vendor does not serve notice in accordance with Clause
     3.5 or (b) the Principal Vendor confirms in writing to the Purchaser that it is satisfied that the Draft Accounts have been duly prepared in accordance with this Agreement, then the Draft Accounts shall be conclusively deemed, on expiry of the time limit in Clause 3.5 or receipt of the Principal Vendor's written confirmation (as the case may be), to be the Business Consolidated Financial Statements (Completion), the Net Assets (Completion) and the Cash (Completion), respectively, and to have become binding upon the Parties.

3.7  Dispute

     If the Principal Vendor serves notice in accordance with Clause 3.5, the Parties shall use all reasonable endeavours (in conjunction with the Purchaser's Accountants and the Principal Vendor's Accountants) to meet and discuss the objections of the Principal Vendor and to reach agreement upon the adjustments (if any) required to be made to the Draft Accounts. Unless the Purchaser and the Principal Vendor agree upon all items in dispute within 14 business days of receipt by the Purchaser of such notice, the provisions of Clauses 3.8 through 3.11 (inclusive) shall apply.

3.8  Expert

     If, within 14 business days of receipt by the Purchaser of the notice in accordance with Clause 3.5, the Purchaser and the Principal Vendor have not resolved all items in dispute and have not agreed upon the Draft Accounts, either the Principal Vendor or the Purchaser may refer the matter in dispute to a nationally recognised firm of accountants in New York (the "Expert") either:

     (a)  appointed jointly by the Principal Vendor and by the Purchaser; or

     (b) in default of agreement within 7 business days of a written request from either to the other to approve a nationally recognized firm of accountants to be jointly appointed, then jointly appointed by the Principal Vendor's Accountants and the Purchaser's Accountants.

     Within 14 business days after such appointment, the Principal Vendor and the Purchaser shall each submit a written statement on the matters in dispute (together with the relevant documents) to the Expert for determination.

3.9  Decision

     The Parties shall jointly instruct the Expert to make a decision on the matters dispute within 14 business days after receiving the submissions described in Clause 3.8 or within such longer period as the Expert may reasonably require. In making such decision, the Expert shall state what adjustments (if any) are necessary to the Draft Accounts (in respect of the matters in dispute only) in order to comply with the requirements of this Agreement. The Expert shall act as an expert and not as an arbitrator.
     The decision of the Expert shall, in the absence of fraud or manifest error, be final and binding on the Parties. The Purchaser and the Principal Vendor shall, on the same basis as set out in Clause 3.4, respectively provide or procure the provision to the Expert of all such information as the Expert shall reasonably require for the purpose of making any decision hereunder.

3.10 Expert's costs

     The costs of the Expert shall be borne equally between the Principal Vendor (on the one hand) and the Purchaser (on the other hand). All costs of the Principal Vendor's Accountants shall be borne by the Principal Vendor. All costs of the Purchaser's Accountants shall be borne by the Purchaser.

3.11 Adjustment

     Following resolution of the matters in dispute by agreement pursuant to Clause 3.7 or by the Expert pursuant to Clauses 3.8 to 3.10 (inclusive), the Draft Accounts shall be adjusted to reflect any agreement between the Purchaser and the Principal Vendor or decision of the Expert on the matters in dispute and, as adjusted, shall be the Business Consolidated Financial Statements (Completion), the Net Assets (Completion) and the Cash (Completion), respectively, and become binding upon the Parties.

3.12 Net Asset Payment

     Within 3 business days after the Net Assets (Completion) become binding upon the Parties under this Clause 3:

     (a) if the Net Assets (Completion) exceeds US$22,379,000 (being the amount of Net Assets shown on the Business Consolidated Financial Statements (Year End)), the Purchaser shall pay, by wire transfer, to the Principal Vendor's account (details of which are set out in Schedule
          5) an amount equal to such excess; or

     (b) if the Net Assets (Completion) is less than US$22,379,000 (being the amount of Net Assets shown on the Business Consolidated Financial Statements (Year End)), the Principal Vendor shall pay, by wire transfer, to the Purchaser's account for the benefit of the Purchaser and the Purchaser's subsidiaries as their respective interests may appear (details of which are to be provided in writing by the Purchaser at least 3 business days before payment is due) an amount equal to such shortfall.

     The Principal Vendor represents and warrants that the Business Consolidated Financial Statements (Year End) have been prepared in accordance with the definition of Business Consolidated Financial Statements. Subject to the last sentence of this Clause 3.12, if the Purchaser claims that there has been a breach of such Warranty and such claim is upheld (pursuant to a dispute resolution process which shall be the same as that set out in Clauses 3.4 through 3.10 (inclusive), to which the Parties hereby agree) or agreed between the Parties, then the $22,379,000 mentioned above shall, in each case mentioned, be appropriately adjusted, and the amounts payable under Clauses 3.12 and 3.15 shall, in each case, be appropriately adjusted (and corresponding payments shall be made), to remedy such breach. The Purchaser agrees that such adjustment shall be its sole remedy for the breach of such (but only such) Warranty.

3.13 Adjustment to apportionment of Consideration

     Where the Consideration is adjusted under this Clause 3, then the amount of the adjustment shall be apportioned across amounts apportioned under Clause
     3.2 as shall be mutually agreed by the Parties or, if such agreement is not reached within 14 business days after payment of the relevant adjustment, such amount shall be apportioned pro rata across the amounts payable for the Shares and the Assets as set out in Schedule 11.

3.14 Minimum cash

     Cash (Minimum) means the sum of (i) the cash and cash equivalents (not net of overdrafts) of the Business at 30 December 2000 as specifically shown in the Business Consolidated Financial Statements (Year End), less (ii) the cash used by the Group to repay debt of the Group to persons not affiliated with any member of the Principal Vendor's Group, plus (iii) all cash received by the Group after 30 December 2000, reduced by cash received from any member of the Retained Group by the Group in respect of repayment of indebtedness for money borrowed by any member of the Retained Group from a Group (so long as such indebtedness was not reflected on the Business Consolidated Financial Statements (Year End)) and reduced by cash contributions by any member of the Retained Group to capital of a Group Company used to pay or satisfy Retained Liabilities, less (iv) cash used after 30 December 2000 to pay in the ordinary course of business consistent with past practice trade payables (intercompany and other) and other business expenses (excluding Taxes and contributions or other payments (other than normal employer matching contributions consistent with past practices and match rates) with respect of the U.K. funded pension plan) of a Group Company incurred in the ordinary course of business consistent with past practice. For purposes of the preceding sentence, indebtedness for money borrowed includes indebtedness under overdraft facilities.

3.15 Cash payment

     Within 3 business days after the Cash (Completion) becomes binding upon the Parties under this Clause 3:

     (a) if the Cash (Completion) exceeds the Cash (Minimum), the Purchaser shall pay, by wire transfer, to the Principal Vendor's account (details of which are set out in Schedule 5) an amount equal to such excess; or

     (b) if the Cash (Completion) is less than the Cash (Minimum), the Principal Vendor shall pay, by wire transfer, to the Purchaser's account for the benefit of the Purchaser and the Purchaser's subsidiaries as their respective interests may appear (details of which are set out in Clause 3.12) an amount equal to such shortfall.

4.   CONDITIONS AND PRE-COMPLETION COVENANTS

4.1  Pre-Completion Covenants

     (a) From the date hereof until Completion (Second), the Purchaser shall refrain, and shall procure the other members of the Purchaser's Group to refrain, from taking any action which would cause any representation or warranty by the Purchaser or the Purchaser's Subsidiaries to be untrue or incorrect in any material respect as of Completion (Second).

     (b) From the date hereof until Completion (Second), and in relation to BHL subject to compliance by the Purchaser with its obligations under Clause 1.3(f):

          (i) the Principal Vendor shall refrain, and shall procure the other members of the Principal Vendor's Group to refrain, from taking any action (save for any action taken with prior written consent of the Purchaser (not to be unreasonably withheld or delayed) or any action permitted or required to be taken by Clause 4.1(b)(vi)(A), 4.1(b)(vi)(B), 4.1(b)(vi)(C), 4.1(d) or
                 4.1(e)) which would cause any Warranty to be untrue or incorrect in any material respect as of Completion (Second);

          (ii) the Principal Vendor shall (x) immediately notify the Purchaser of any material adverse change after the date hereof of which it becomes aware in (A) the consolidated financial condition, results of operations, cash flows or stockholder's equity of the Business or (B) the Business and (y) consult with the Purchaser regarding incurrence of debt by BHL not in the ordinary course consistent with past practice;

          (iii) the Principal Vendor shall not, and shall procure that the other members of the Principal Vendor's Group shall not (save for any change or termination taken with prior written consent of the Purchaser (not to be unreasonably withheld or delayed) or any change or termination permitted or required to be taken by Clause 4.1(b)(vi)(A), 4.1(b)(vi)(B), 4.1(b)(vi)(C), 4.1(d)
                 or 4.1(e) or any change or termination required in relation to BHL under Clause 1.3(f)) change or terminate, or authorize any change or termination of, any agreement, arrangement, understanding or practice between any Group Company (on the one hand) and any member of the Principal Vendor's Group that is not a Group Company (on the other hand);

          (iv) the Principal Vendor shall not, and shall procure that the other members of the Principal Vendor's Group shall not, increase any compensation or Employee Benefits for any of the Employees (save for any increase taken with prior written consent of the Purchaser (not to be unreasonably withheld or delayed) or any increase permitted or required to be taken by Clause 4.1(b)(vi)(A), 4.1(b)(vi)(B), 4.1(b)(vi)(C), 4.1(d) or
                 4.1(e)) and save for any increase required by any collective bargaining agreement as in effect on the date hereof;

          (v) save as otherwise permitted or required by this Agreement, the Ancillary Agreements and save for those involving only Group Companies occurring in the ordinary course of business and save for those pursuant to and in accordance with the MSG Agreements as in effect on the date hereof, the Principal Vendor shall not cause or permit any Group Company (1) to change any authorized, allotted or issued share or loan capital of any Group Company,
                 (2) to declare, make or pay any dividend or distribution exceeding the cash received from any member of the Retained Group by such Group Company in respect of repayment of indebtedness of any member of the Retained Group to such Group Company (so long as such indebtedness was not reflected on the Business Consolidated Financial Statements (Year End)), (3) to incur or repay any debt from or to any member of the Retained Group unless such incurrence or repayment does not and will not adversely affect the operations of such Group Company and, if the amount thereof exceeds $500,000, the Principal Vendor shall have first consulted with the Purchaser with respect thereto,
                 (4) to incur or repay any other liability to any member of the Principal Vendor's Group, (5) to assume from any member of the Principal Vendor's Group any debt or other liability, (6) to agree to restrict or change its business or activities in any respect, or (7) to transfer any assets (other than cash) to any member of the Principal Vendor's Group;

          (vi) save for any act or omission taken or omitted with the prior written consent of the Purchaser (not to be unreasonably withheld or delayed) and save as otherwise permitted or required under any other provision of this Agreement or the Ancillary Agreements or as permitted under Clause 4.1(d) or 4.1(e), insofar as any of the following acts or omissions relate to the Business, the Principal Vendor shall and shall procure that the other members of the Principal Vendor's Group shall:

                 (A) hold and use its assets, employ its employees, discharge its liabilities, ship products, provide services and conduct its business only in the ordinary and usual course and consistent with past practice;

                 (B) use all reasonable efforts to retain its employees and preserve its business relationships;

                 (C) refrain from entering into any material contract or transaction of any kind or entering into any distribution or agency agreement or arrangement of any kind with any third party, except in the ordinary and usual course of business and consistent with past practice; and

                 (D) provide reasonable access by the Purchaser and its officers, employees and other representatives to the books, files, papers and records of the Business and the Group Companies upon reasonable request with due regard to minimizing interference with the conduct of business; provided, however, that no such access shall be provided
                      (I) to technical, financial or operating books, files, papers or records (including price and cost data on any basis other than an aggregate basis) which contain information the disclosure of which to competitors of the Business would reasonably be expected to be detrimental to the Business (but the Principal Vendor shall use all reasonable endeavors to provide aggregated or redacted information to the Purchaser to ensure that any withholding of information will not materially impair the ability of the Purchaser to plan for business integration and other activities after Completion (Second)) or (II) to the extent that such access would (x) violate the terms of any agreement to which any of the Group Companies is a party or any applicable law or (y) result in the loss of any attorney-client or other privilege; and

                 (E) permit with reasonable frequency senior management and representatives of the Purchaser to meet with senior management of the Group Companies to discuss the Business; provided, however, that senior management of the Group Companies shall not disclose during such discussions (I) any technical, financial or operating information or data (including price and cost data on any basis other than an aggregate basis) the disclosure of which to competitors of the Business would reasonably be expected to be detrimental to any of the Business (but the Principal Vendor shall use all reasonable endeavors to provide aggregated or redacted information to the Purchaser to ensure that any withholding of information will not materially impair the ability of the Purchaser to plan for business integration and other activities after Completion (Second)) or (II) any information or data the disclosure of which would (x) violate the terms of any agreement to which any of the Group Companies is a party or any applicable law or (y) result in the loss of any attorney-client or other privilege; and

          (vii) subject to compliance with Clause 4.1(b)(vi)(A) and the German Merger Law, the only capital expenditures which the Principal Vendor shall permit the Group Companies to make or effect are capital expenditures which are essential, in the reasonable opinion of the Principal Vendor, in order to maintain the Business as presently conducted or which are described in the Disclosure Letter or which shall have been approved by the Purchaser in writing (such approval not to be unreasonably withheld or delayed).

     (c)  [Intentionally Omitted].

     (d) Prior to or concurrently with Completion (Second), the Principal Vendor shall and shall procure that the other members of the Principal Vendor's Group shall take the actions (but only the actions) necessary to separate the assets, liabilities, operations and personnel comprising the Excluded Business/Assets from the Business and the Group Companies; provided, however, that no such actions shall be taken without the prior written consent of the Purchaser (not to be unreasonably withheld or delayed) if such action could have any material adverse effect on consummation of the Transaction, the conduct or prospects of the Business or the consolidated financial condition, results of operations, cash flows or stockholder's equity of the Business.

     (e) Clause 4.1(b) shall not restrict the following (and the following shall not be treated as a breach of Clause 4.1(b)):

          (i) any act or omission by any member of the Principal Vendor's Group which is, in the bona fide opinion of the Principal Vendor, in the best long term commercial interests of the Business and which is taken to address a matter arising as a consequence of an emergency or other urgent or unusual circumstances which arise or become apparent after the date hereof and would be reasonably considered to be outside the control of the Principal Vendor's Group and where a failure to address such matter promptly would be likely to be detrimental to the long term interests of the Group; provided, that the Principal Vendor gives prompt written notice of such emergency or circumstances to the Purchaser and takes into account any commercially reasonable views or observations provided by the Purchaser in writing; and

          (ii) the termination of the occupation of premises at Clichy, France and the surrender or other disposal of interests in such premises.

     (f) Promptly following Completion (First), the Parties shall jointly develop and implement appropriate employee and customer communications plans with respect to the Transaction.

4.2  Completion (Second) conditional

     (a) Completion (Second) by the Purchaser and the Purchaser's Subsidiaries is in all respects subject to and conditional upon the matters listed in paragraph 3 of Schedule 4.

     (b) Completion (Second) by the Principal Vendor and the Subsidiary Vendors is in all respects subject to and conditional upon the matters listed in paragraph 4 of Schedule 4.

4.3  Reasonable endeavors to satisfy the Conditions

     The Principal Vendor and the Purchaser shall each use all reasonable endeavours to procure satisfaction of the Conditions set out in Schedule 4 on its part to be satisfied; provided, however, that no Party shall be required to incur additional liabilities, except ordinary and usual filings, filing fees and similar activities and costs. The Principal Vendor and the Purchaser will each notify the other immediately upon becoming aware of the satisfaction of such Conditions.

4.4  Notification

     Each Party shall notify the other, promptly on becoming aware, of any material development which will or may prevent any Condition from being satisfied by the Long Stop Date.

4.5  Non-satisfaction of Conditions

     If the Conditions to the obligations of a Party shall not have been satisfied (or waived) by such Party on or before the Long Stop Date, this Agreement shall terminate and the Parties shall have no further liability or obligation under this Agreement, except in respect of:

     (a)  a breach of this Agreement prior to termination;

     (b) those provisions of this Agreement which are expressed to survive termination of this Agreement; and

     (c)  Clauses 18 to 21 (inclusive).

     Save as provided in this Clause 4.5, this Agreement shall not be subject to termination.

4.6  Waiver of Conditions

     Each Party shall be entitled in its sole discretion at any time before the Long Stop Date by notice in writing to the other Party to waive any or all of the Conditions to its obligation to complete the Transaction, in whole or in part.

4.7  Notifications

     (a) Subject to and except as otherwise provided in or covered by Clauses 4.7(b), (c) and (d), (i) each Party shall and shall procure that the other members of its Group shall promptly and diligently pursue the obtaining and making of all Required Consents and Filings, including those described in paragraph 2(c) of Schedule 4, on its part to be obtained or made (on terms and conditions which do not require consideration or benefits from, and do not impose liabilities or burdens on, any member of the Purchaser's Group after Completion (Second) other than consideration, benefits, liabilities and burdens which existed prior to having obtained or made the same), in each case except where the failure to obtain or make such Required Consent or Filing would reasonably be considered to be unlikely to have any material adverse effect on consummation of the Transaction, the conduct or prospects of the Business or the consolidated financial condition, results of operations, cash flows or stockholder's equity of the Business and (ii) the Parties shall cooperate in a timely (under the circumstances) manner with each other in connection therewith and in determining (acting reasonably) whether or not any Required Consent or Filing falls within the exception set forth in sub-clause (i) of this Clause 4.7(a) and (iii) for purpose of the preceding sub-clause (ii), cooperation shall include timely (under the circumstances) delivery in advance of any documents related to Required Consents or Filings. Subject to paragraph 3(vii)(II) of
          Schedule 4, to the extent that any Required Consent or Required Filing required under Clause 4.7(a)(i) is not obtained by Completion (Second), (i) the Parties shall and shall procure that the other members of its Group shall promptly and diligently continue to perform their obligations under the preceding sentence and (ii) the Principal Vendor shall and shall procure that the other members of the Retained Group shall enter into any reasonable arrangement requested by the Purchaser so that the Purchaser's Group obtains the benefits of any Asset or any asset of any of the Group Companies which would otherwise be lost or impaired by reason of the failure to obtain or make such Required Consent or Filing. Notwithstanding the foregoing, under no circumstances shall the Principal Vendor undertake or permit any member of the Principal Vendor's Group to undertake any litigation or other extraordinary action against (which could reasonably be expected to materially harm the relationship with) the persons from whom the Required Consent described in paragraph 2(c) of Schedule 4 is sought to be obtained.

     (b) As soon as practicable after the date hereof, the Parties shall complete a German Merger Control Filing substantially in the agreed form and shall each thereafter cooperate, in consultation with each other, with the German Federal Cartel Office with a view to trying to procure satisfaction of the Conditions in paragraphs 3(ii) and 4(ii) of Schedule 4. Save to the extent that the Principal Vendor and the Purchaser otherwise agree, all subsequent contact with the German Federal Cartel Office by any Party shall be made on a basis which is consistent with the German Merger Control Filing submitted.

     (c) Following Completion (First), the Purchaser shall be entitled to make a written submission to the Office of Fair Trading (UK) to the effect that the Transaction is not contrary to the public interest; provided, that:

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

          (i) such submission shall (and all subsequent contact with the Office of Fair Trading (UK) in respect of the Transaction shall) be consistent with the German Merger Control Filing referred to in Clause 4.7(b); and

          (ii) the Purchaser shall provide the Principal Vendor with a draft of such submission and consult with the Principal Vendor as to its contents and promptly provide the Principal Vendor with a copy of the submission actually submitted to the Office of Fair Trading (UK).

          No member of the Principal Vendor's Group shall be required (save as required by law) to incur any material cost or expense in connection with any investigation of the Transaction by any person with authority to investigate the same pursuant to the U.K. Fair Trading Act 1973.

     (d) Save as specified in Clauses 4.7(b) and 4.7(c), no approaches, submissions or filings shall be made with any competition authority in any jurisdiction in respect of the Transaction unless the Principal Vendor and the Purchaser both otherwise agree.

4.8  Schedule 17

     Save as provided in Clause 3.12, no change shall be made in the Business Consolidated Financial Statements (Year End) after the date hereof.

5.   COMPLETION (SECOND) ARRANGEMENTS

5.1  Time and place

     Completion (Second) shall take place at 1 p.m. on the date which is 3 business days after the day on which the Conditions (other than the Conditions in paragraphs 3(iv), 3(v), 4(iv), 4(v) and 4(vi) of Schedule 4) have been satisfied or waived in accordance with Clause 4 (but not sooner than 10 business days after the last date on which the deliveries of or additions to Schedules under Clauses 2.5 and 7 shall have been made) at the offices of the Purchaser's Lawyers or at such other time and place as may be agreed between the Parties.

5.2  Principal Vendor's obligations

     In addition to its obligations under Clause 2, at Completion (Second), the Principal Vendor shall do or procure those things listed in Part 1 of
     Schedule 5 (save to the extent they relate to BHL and have already been performed pursuant to Clause 1.3).

5.3  Purchaser's obligations

     In addition to its obligations under Clause 2, at Completion (Second), the Purchaser shall do or procure those things listed in Part 2 of Schedule 5 (save to the extent they relate to BHL and have already been performed pursuant to Clause 1.3), and, in this respect, the Purchaser shall be entitled to date and submit to BHL any director's or secretary's resignation letters delivered pursuant to Clause 1.3).

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

5.4  Valid receipt

     Payment of the US$42,000,000 balance of the Consideration (ignoring any potential adjustment under Clause 3) to the Principal Vendor and the Subsidiary Vendors shall be made by wire transfer on the Completion Date of immediately available funds to a bank account, details of which the Principal Vendor shall provide in writing to the Purchaser at least 3 business days prior to the Completion Date.

6.   WARRANTIES AND INDEMNITIES

6.1  Principal Vendor's and Subsidiary Vendors' Warranties

     The Principal Vendor represents and warrants to the Purchaser and the Purchaser's Subsidiaries as of the date hereof that each of the Warranties is true and correct, except as specifically disclosed (as provided below in this Clause 6.1) in the Disclosure Letter, except that with respect to the Warranties set forth in part 13 only in Schedule 6, disclosure made in the Completion Certificate (Principal Vendor) on and as of Completion (Second) shall be deemed to be made as of the date hereof and except that with respect to the Warranties that relate specifically to Schedules 10, 15, 17 and 18, disclosure made therein upon delivery thereof in accordance with Clause 2.5 shall be deemed to be made as of the date hereof.

     BHUK warrants to Pitney Bowes Limited as of the date hereof that each of the Warranties, to the extent that it relates to BHL or the Share Agreement relating to BHL, is true and correct, except as specifically disclosed (as provided below in this Clause 6.1) in the Disclosure Letter.

     BHMMT warrants to the Purchaser as of the date hereof that each of the Warranties, to the extent that it relates to the Assets owned, held or used by BHMMT or the MSG Business or the Assignment and Assumption Agreement/Bill of Sale insofar as it relates to MSG Agreements, is true and correct except as specifically disclosed (as provided below in this Clause 6.1) in the Disclosure Letter.

     A disclosure in the Disclosure Letter will not be sufficient as a specific disclosure constituting an exception to a Warranty unless it refers to the specific part of Schedule 6 (and reference therein to a specific Warranty shall be treated as reference to that part of Schedule 6 in which the Warranty is set out) to which such exception is intended to apply; and a cross-reference to the Data Room Document Schedule shall not be sufficient unless such reference refers to each specific document number and shall not be sufficient to the extent that the Warranty set out in part 16 of
     Schedule 6 is not true and correct in respect of such document. Any document which is listed in any Schedule, any Exhibit, the Data Room Document Schedule, the Disclosure Letter or the Supplemental Data Room Document Schedule but is not included in the Data Room Documents, and any document which is included in the Data Room Documents but not so listed, shall not constitute exceptions to Warranties and no member of the Purchaser's Group shall be treated as having any knowledge of the contents or existence thereof. Neither acceptance of delivery of the Disclosure Letter nor execution and delivery hereof by the Purchaser shall constitute a waiver or other limitation in respect of any rights the Purchaser may have hereunder with respect to the Disclosure Letter and the Warranties.

     No Warranty (other than part 15 of Schedule 6) shall be deemed to have been breached by reason of failure to disclose information regarding assets or liabilities comprising the Excluded Business/Assets or the Retained Liabilities.

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

6.2  Purchaser's reliance

     The Purchaser acknowledges and agrees, for itself and on behalf of the Purchaser's Subsidiaries, that:

     (a) the Warranties are the only representations, warranties or other assurances of any kind given by or on behalf of the Principal Vendor, the Subsidiary Vendors or any other member of the Retained Group on which the Purchaser and any of the Purchaser's Subsidiaries has relied or may rely in connection with the Transaction, this Agreement or the Ancillary Agreements; and

     (b) no other statement, promise or forecast made by or on behalf of the Principal Vendor, the Subsidiary Vendors or any other member of the Retained Group may form the basis of, or be pleaded in connection with, any claim by the Purchaser or any of the Purchaser's Subsidiaries in connection with the Transaction, this Agreement or the Ancillary Agreements.

     The Principal Vendor and the Subsidiary Vendors acknowledge and agree that, regardless of any investigations made by or on behalf of the Purchaser or the Purchaser's Subsidiaries, the Purchaser and the Purchaser's Subsidiaries have the right to rely upon the representations, warranties, covenants and agreements of the Principal Vendor and the Subsidiary Vendors contained in this Agreement and the Ancillary Agreements.

6.3  Warranties to be independent

     Each of the Warranties shall be separate and independent and shall not be limited by reference to any other Warranty.

6.4  Survival; Limitations on liability; Indemnification

     (a) No liability shall attach to the Principal Vendor or the Subsidiary Vendors in relation to this Agreement and/or in respect of any misrepresentation in relation to the sale of the Shares or the Assets to the extent that the limitations set out in Schedule 7 apply; provided, however, that such limitations shall not limit any liability for any fraud on the part of the Principal Vendor or the Subsidiary Vendors, and provided further, that, notwithstanding anything contained in this Clause 6.4 or in Schedule 7, there shall be no limitations with regard to any liability for breach of obligations under Clause 1.3 or 2 (in each case only insofar as it relates to delivery, assignment and transfer of the Assets and the Shares) and
          Schedule 7 shall apply save to the extent specified therein insofar as it relates to the Specified Clauses (being Clauses 3.2 through 3.15 (inclusive)), 4.1(b) through (e) (inclusive), 4.3, 4.5, 4.7(a), 4.8,
          4.9, 6.6, 7, 8, 9.2, 9.3, 10, 12, 14 or 15 or the provisions of the
          Tax Deed.

     (b) The representations and warranties of the Purchaser and the Purchaser's Subsidiaries set forth in this Agreement shall survive the execution, delivery and performance hereof and the consummation of the transactions contemplated hereby for a period of 2 years following Completion (Second); provided, however, that this limitation shall not apply to the case of fraud on the part of the Purchaser or any of the Purchaser's Subsidiaries and the representations and warranties of the Purchaser in Clause 6.5 shall survive indefinitely. No suit, action or proceeding may be commenced by any person with respect to any claim arising out of or relating to such warranties or representations after the expiration of the period for which such representations or warranties shall survive pursuant to this paragraph (b) of this Clause
          6.4 (the Applicable Purchaser Survival Period); provided, however, that the Principal Vendor and the Subsidiary Vendors shall have the right to commence a suit, action or proceeding after the expiration of the Applicable Purchaser Survival Period with respect to claims arising out of such representations or warranties which shall have been asserted by the Principal Vendor or the Subsidiary Vendors before the expiration of the Applicable Purchaser Survival Period.

     (c) The Warranties shall survive the execution, delivery and performance hereof and the consummation of the transactions contemplated hereby for a period of 2 years following Completion (Second); provided, however, that the Warranties in paragraphs 1.2(a)-(c) and 1.4(a)-(d) of Schedule 6 shall survive indefinitely and the Warranties in part 13 in Schedule 6 shall survive until the expiration of the statute of limitations (including extensions) applicable to the assessment and collection of Taxes covered by such Warranties, plus six (6) months. No suit, action or proceeding may be commenced by any person with respect to any claim arising out of the Warranties after the expiration of the period for which such Warranties shall survive pursuant to this paragraph (c) of this Clause 6.4 (the Applicable Vendor Survival Period); provided, however, that Purchaser and the Purchaser's Subsidiaries shall have the right to commence a suit, action or proceeding after the expiration of the Applicable Vendor Survival Period with respect to claims arising out of such Warranties which shall have been asserted in accordance with Clause 6.4(g) by the Purchaser or the Purchaser's Subsidiaries before the expiration of the Applicable Vendor Survival Period.

     (d) Subject to paragraphs (b), (h), (i), (l), (m) and (n) this Clause 6.4 and except as otherwise provided in Clause 6.4(g), the Purchaser, for itself and on behalf of the Purchaser's Subsidiaries, shall indemnify on an After-Tax basis the members of the Principal Vendor's Group and their respective officers, directors, agents and employees for, and shall hold the members of the Principal Vendor's Group and their respective officers, directors, agents and employees harmless from, to the fullest extent permitted by law, any and all liabilities asserted against or incurred or sustained by any of them arising out of (i) any breach by Purchaser or any of the Purchaser's Subsidiaries of any covenant or agreement contained in this Agreement or (ii) any breach of any of their representations or warranties set forth in this Agreement.

     (e) Subject to paragraphs (a), (c), (h), (i), (j) (k), (l), (m) and (n) of this Clause 6.4 and except as otherwise provided in Clause 6.4(f), the Principal Vendor and the Subsidiary Vendors shall indemnify on an After-Tax basis the members of the Purchaser's Group and their respective officers, directors, agents and employees for, and shall hold the members of the Purchaser's Group and their respective officers, directors, agents and employees harmless from, to the fullest extent permitted by law, any and all liabilities asserted against or incurred or sustained by any of them arising out of (i) any breach by the Principal Vendor or the Subsidiary Vendors of any covenant or agreement contained in this Agreement or (ii) any breach of any of the Warranties.

     (f) Subject to paragraphs (h), (i), (l), (m) and (n) of this Clause 6.4, the Principal Vendor and the Subsidiary Vendors shall indemnify on an After-Tax basis the members of the Purchaser's Group and their respective officers, directors, agents and employees for, and shall hold the members of the Purchaser's Group and their respective officers, directors, agents and employees harmless from, any and all liabilities asserted against or incurred or sustained by any of them arising out of any breach of obligations under the Specified Clauses.

          If any of the Required Consents described in paragraph 2 of Schedule 4 (other than paragraphs 2(c), 2(d), 2(f) and 2(i)) are not obtained on or before Completion (Second), then, subject to paragraphs (h), (i),
          (l), (m) and (n) of this Clause 6.4, the Principal Vendor shall indemnify on an After-Tax basis the members of the Purchaser's Group for and hold the members of the Purchaser's Group harmless from any and all liabilities asserted against or incurred or sustained by any of them arising out of the failure to have obtained such Required Consents up to a maximum of $1,000,000.

     (g) Subject to paragraph (h), (i), (l), (m) and (n) of this Clause 6.4, the Purchaser, for itself and on behalf of the Purchaser's Subsidiaries, shall indemnify on an After-Tax basis the members of the Principal Vendor's Group and their respective officers, directors, agents and employees for, and shall hold the members of the Principal Vendor's Group and their respective officers, directors, agents and employees harmless from, any and all liabilities asserted against or incurred or sustained by any of them arising out of any breach of Clause 1.3 (only insofar as it relates to return of the Shares of BHL), 2.4, 3.2 through 3.15 (inclusive), 4.1(a), 4.1(c), 4.3, 4.5,
          4.7(a), 4.8, 4.9, 9.1, 10, 11, 12, 14 or 15.

     (h) A person who may be entitled to indemnification hereunder (the Indemnitee) shall promptly give the Party who may be obligated to provide such indemnification (the Indemnitor) written notice (a Notice of Claim) of the circumstances known to it relating to any liability which the Indemnitee has determined has given rise or would reasonably be expected to give rise to such entitlement (a Loss). The Notice of Claim shall specify in reasonable detail the known particulars related to such Loss. The failure of the Indemnitee to so notify the Indemnitor of any such Loss shall not relieve the Indemnitor from any liability which it may have to such Indemnitee except to the extent that such failure results in material prejudice to the Indemnitor. Subject to Schedule 7 and the other provisions of this Agreement (to the extent applicable), the Indemnitor shall perform its indemnification obligations in respect of such Loss under paragraphs
          (d), (e), (f) or (g) of this Clause 6.4 within 30 days after the Indemnitor shall have received such Notice of Claim.

     (i) Notwithstanding anything contained in any law to the contrary, but without prejudice to the express requirements of Schedule 7, each Party shall use (but shall only be obligated to use) commercially reasonable efforts to mitigate any Loss in respect of which it may be entitled to indemnification hereunder. Efforts would not be deemed to be commercially reasonable if, after Completion (Second), they are reasonably likely to have an adverse effect on maintaining and expanding the Business and its assets, improving the financial condition, performance or prospects of the Business, minimizing the liabilities of the Business or integrating the Business with other businesses of the Purchaser's Group or would adversely affect or restrict in any way any business, activities, assets or liabilities of the Purchaser's Group other than the Business or its assets or liabilities and such effect is disproportionate to the amount of such Loss plus the liabilities described in the next sentence of this Clause. The liabilities reasonably incurred in connection with or arising out of such mitigation shall be added to the Loss in respect of which the Indemnitee may be entitled to indemnification hereunder.

     (j) Except for any liability arising under paragraphs 1.2(a)-(c) or 1.4(a)-(d) of Schedule 6 or Clause 6.6(j), neither the Principal Vendor nor the Subsidiary Vendors shall have any liability under Clause 6.4(e) unless the aggregate amount of the liability of the Principal Vendor and the Subsidiary Vendors in respect of all claims thereunder exceeds US$1,200,000, in which event the aggregate liability of the Principal Vendor and the Subsidiary Vendors shall be limited to the amount by which such aggregate amount exceeds US$1,200,000.

     (k) The maximum aggregate liability of the Principal Vendor and the Subsidiary Vendors under Clause 6.4(e) in relation to:

          (i) the Warranties contained in paragraphs 1.1, 1.2, 1.3, 1.4, 14, 13 and 7.1 of Schedule 6 shall not exceed the Consideration (as adjusted);

          (ii)   all other Warranties shall not exceed the sum of US$25,000,000;
                 and

          (iii) the other provisions of this Agreement (excluding the Specified Clauses, but including the provisions of the Tax Deed) shall not exceed the Consideration (as adjusted).

     (l) Notwithstanding the other provisions of this Clause 6.4, to the extent (but only to the extent) that any liability is taken into account in the calculation of the Net Assets (Completion) or the Cash (Completion), neither the Principal Vendor nor the Subsidiary Vendors shall have any indemnification with respect to such liability. In calculating the liability of any Indemnitor under any indemnification provision in this Agreement, there shall be taken into account any corresponding benefit of the Indemnitee which would not have arisen but for the matter which gives rise to the indemnification obligation.

     (m) To the extent that payment of any indemnification to any person other than a Party causes Tax to be payable by such person which would not be payable if payment of the indemnification is paid to the relevant Party, such indemnification obligation shall be satisfied by and shall be treated as an obligation to make payment to the relevant Party, rather than such person.

     (n) Any obligation of any Party to pay indemnification on contingent liabilities is suspended until such time as the contingent liability becomes fixed and payable; provided, however, that, in an agreement satisfactory to the other Party, such Party waives any applicable statute of limitations, laches or other defenses that such Party may be able to assert against a claim for indemnification and such Party further agrees to be responsible for any increase in any Loss arising from any delay in resolving such contingent liability. Notwithstanding anything contained herein to the contrary, no Party nor any member of its Group nor any of their respective officers, directors, employees or agents shall be responsible for consequential damages in relation to any breach hereof.

6.5  Purchaser's Representations and Warranties

     The Purchaser represents and warrants, as to each of itself and each of the Purchaser's Subsidiaries, respectively, to the Principal Vendor and the Subsidiary Vendors as of the date hereof that:

     (a) it has the requisite power and authority to enter into and perform this Agreement and the Ancillary Agreements to which it is or will be a party;

     (b) this Agreement and the Ancillary Agreements to which it is or will be a party constitute or will constitute when executed and delivered at Completion (Second) its legal and binding obligations enforceable in accordance with its terms except that enforcement may be subject to
          (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or (ii) general equitable principles; and

     (c) the execution and delivery by it of, and the performance by it of its obligations under, this Agreement and the Ancillary Agreements to which it is or will be a party have been duly authorized by all necessary corporate actions on its part and will not:

          (i) result in a breach of any provision of its respective memorandum or articles of association or certificate of incorporation, as the case may be, or by-laws or other constitutional documents;

          (ii) result in a breach of, or constitute a default under, any agreement or instrument to which it is a party or by which it is bound and in each such case which is material in the context of the Transaction;

          (iii) result in a breach of any order of any governmental body to which it is a party or by which it is bound and in each case which is material in the context of the Transactions; or

          (iv) require it to obtain any consent or approval of, or give any notice to or make any registration with, any governmental body or under any law or order which has not been obtained, given or made prior to its execution hereof or thereof, as the case may be, and in each such case which is material to the context of the Transaction, other than those listed on Schedule 4.

6.6  Principal Vendor's Retained Liabilities

     Except (A) to the extent that the Principal Vendor is responsible for any Tax Liability under the Tax Deed (and, for the avoidance of doubt, this Clause 6.6 shall not take effect to increase the quantification of any Tax Liability which is provided for in the Tax Deed) and (B) for any performance obligation (to the extent that all costs and liabilities associated therewith (which costs and liabilities shall be included among the Retained Liabilities) are borne by a member of the Retained Group) under any agreement to transfer any assets or liabilities comprised in the Excluded Business/Assets or the Retained Liabilities from a Group Company to a member of the Retained Group), upon, from and after Completion (Second), the Principal Vendor shall, without any further responsibility or liability of or recourse to the Purchaser, the other members of the Purchaser's Group or any directors, shareholders, officers, employees, agents, consultants, representatives, successors, transferees or assignees thereof, absolutely and irrevocably retain and assume and be and become solely liable and responsible for the following liabilities (collectively, the Retained Liabilities):

     (a) any and all liabilities arising out of any business or activity of the Principal Vendor's Group (including the Excluded Business/Assets) other than the Business or the activities of the Business;

     (b) any and all liabilities arising out of the separation of the Business from the other current or former businesses of the Principal Vendor's Group (including losses and damages to the Business caused by or resulting from the transactions contemplated by the Agreement for Transfer by Way of Dividend of Certain of the Business and Assets of BHL between BHL and BHUK and similar agreements relating to other Group Companies), except as provided in any of the Ancillary Agreements;

     (c) any and all liabilities for any and all bank or interest-bearing debt for which the Business or any Group Company may be responsible at or prior to Completion (Second) (save for debt repaid at or prior to Completion (Second);

     (d) any and all intercompany liabilities of the Business or any Group Company, on the one hand, to any of the members of the Retained Group, on the other hand, for which the Business or any Group Company may be responsible (other than intercompany trade liabilities entered into in the ordinary course of business consistent with past practices and other than any liabilities which this Agreement or the Ancillary Agreements contemplate will continue after Completion (Second));

     (e) any and all liabilities arising out of the divestiture by the Principal Vendor's Group of any business or activity other than the Business (including any and all liabilities arising out the sale by the Principal Vendor's Group of its imaging business pursuant to a sale and purchase agreement between the Principal Vendor and Eastman Kodak Company dated 27 October 2000) and any and all liabilities arising out of any and all such divested businesses (save to the extent provided for in any Ancillary Agreement);

     (f)  [Intentionally deleted];

     (g)  [Confidential Treatment Requested]

     (h)  [Confidential Treatment Requested]

     (i)  [Intentionally deleted];

     (j) irrespective of any limitation otherwise provided under Clause 6.4(j) or (k), any and all liabilities arising from an Environmental Claim relating to the properties at Friedberg, Germany and Zwanenburg, the Netherlands; provided, that (except to the extent that such acts, omissions, or failures or provisions of information are required by Clause 6.4(i) or paragraph 6 of Schedule 7) the Principal Vendor shall not have any liability under this Clause 6.6(j) or, to the extent that it relates to this Clause 6.6(j), Clause 6.4(e) or (f):

          (i) to the extent that such liabilities arise or, in respect of such increase, to the extent that such liabilities increase due to (1) any act or omission of any member of the Purchaser's Group or any of their respective directors, officers, employees or agents after Completion (Second) (A) resulting in an exacerbation of a reasonably foreseeable condition or (B) constituting a failure on the part of any relevant member of the Purchaser's Group to take reasonable steps to mitigate or defend such Environmental Claim (and, to the extent that such matter is not covered by paragraph 6 of Schedule 7, the Purchaser agrees it shall not and shall procure that no member of the Purchasers' Group shall settle, admit or materially prejudice an Environmental Claim without the consent of the Principal Vendor (such consent not to be unreasonably withheld or delayed)) or (2) a voluntary provision of information by the Purchaser's Group to a competent authority relating to an Environmental Condition unless such provision of information is required by law or order or made with the consent of the Principal Vendor (not to be unreasonably withheld or delayed);

          (ii) unless a Notice of Claim in respect of such liability is received by the Principal Vendor within the period of two years following Completion (Second);

          (iii) to the extent that the aggregate amount paid by the Principal Vendor in respect of this Clause 6.6(j) exceeds US$10,000,000; and

          (iv) unless the aggregate amount of the liability of the Principal Vendor in respect of this Clause 6.6(j) exceeds $500,000, in which event the aggregate liability of the Principal Vendor shall be limited to the amount by which such aggregate amount exceeds US$500,000.

     Notwithstanding the foregoing, to the extent that any Retained Liability is taken into account in the calculation of the Net Assets (Completion) or the Cash (Completion), such Retained Liability shall be treated as if it never was a Retained Liability. Subject to paragraph 2 of Schedule 7 any liability of the Principal Vendor under this Clause 6.6 shall be independent of any liability of the Principal Vendor or any of the Subsidiary Vendors by reason of breach of the Warranties.

     [Confidential Treatment Requested]

7.   RELEASE OF GUARANTEES

     Prior to Completion (Second), the Principal Vendor, at its own cost and expense, shall procure the release of the Group Companies from their obligations under all guarantees, indemnities and similar contingent liabilities given or assumed prior to Completion (Second) by them to third parties in respect of any liability (including the Retained Liabilities) of any member of the Retained Group. After Completion (Second), the Purchaser, at its own cost and expense, shall procure that one or more of the Group Companies shall procure the release of the members of the Retained Group from those guarantees, indemnities and contingent liabilities which are (i) listed on Schedule 16 or (ii) given or assumed in the ordinary course of business with respect to liabilities which were incurred in the ordinary course of business and which either (A) relate a Property (but not to either (1) occupational health or safety conditions, claims, costs, hazards, laws or Permits and Consents or (2) Environmental Conditions, Claims, Costs, Hazards, Hazard Contamination, Laws, Permits or Releases, in each case with respect to such Property) or (B) do not individually as to any single liability or in the aggregate as to any group of related liabilities exceed $50,000. For 10 business days after the date hereof, the Principal Vendor shall have the right to add guarantees, indemnities and similar contingent liabilities to Schedule 16 with the prior written consent of the Purchaser (not to be unreasonably withheld or delayed).

     Each Party shall use all reasonable efforts to perform its obligations under this Clause 7 as promptly as reasonably practicable.

8.   RESTRICTIONS ON PRINCIPAL VENDOR'S BUSINESS ACTIVITIES

8.1  Principal Vendor's covenants

     Except as otherwise provided in this Clause 8, the Principal Vendor covenants with the Purchaser and the Purchaser's Subsidiaries that the Principal Vendor shall not and shall procure that the other members of the Retained Group shall not, without the consent of the Purchaser (such consent not to be unreasonably withheld or delayed):

     (a) at any time during the period of 5 years immediately following Completion (Second), engage in any business or activity which competes with the Business in any of the Territories or (save as the holder of shares in a listed company which confer not more than 5% of the votes which could normally be cast at a general meeting of the company) own, hold or control any equity or ownership interest in, or otherwise control or direct the policies of any person, engaged in any business or activity which competes with the Business in any of the Territories;

     (b) any time during the period of 2 years following Completion (Second), solicit the employment or engagement of any Key Person or procure or assist any third party to do so except for those who answer a public advertisement or those who are approached when they are no longer employed by any member of the Purchaser's Group; or

     (c) at any time during the period of 5 years following Completion (Second), disclose to any third party or use any customer list or information relating to former or current customers of the Business in any of the Territories for any purpose where it is reasonably foreseeable that such list or information will be used to compete with the Business in any of the Territories.

     For purposes of this Clause 8, the word "compete" means marketing, offering, distributing, soliciting orders for, selling or servicing in any of the Territories any products or services which are competitive with those of the Business as carried on by the Principal Vendor's Group prior to Completion (Second).

8.2  Undertakings Separate

     Each covenant in this Clause 8 shall be construed as a separate covenant. If one or more of the covenants is held to be void or unenforceable, the validity of the remaining covenants shall not be affected.

8.3  No Restrictions on Principal Vendor

     Nothing in this Agreement or the Ancillary Agreements shall prohibit or restrict the Principal Vendor or any other member of the Retained Group from:

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

     (a) carrying on and continuing (i) their present businesses in the Retained Territories, (ii) their businesses presently comprised in the Excluded Business/Assets in the Territories or (iii) so long as the same does not infringe any Business Intellectual Property (Owned) or Business Intellectual Property (Licensed), the development, sale, distribution, marketing, installation and/or support of software applications including those defined as "Applications Software" in the Distribution and Requirements Agreement;

     (b) selling of all or part of BHMMT or its businesses or activities to any person who competes with the Business in any part of the world so long as that person agrees to be bound by this Clause 8 and Clauses, 1, 12, 15, 16, 17 and 21 with regard to all or such part of BHMMT or its business or activities, as the case may be, as if that person were the Principal Vendor; provided, that the obligations under Clause 8.1 (as qualified by Clause 8.3) shall be modified in respect of that person as if Clause 8.3(a) included an additional sub-clause (iv) referring to all the activities of that person and its affiliates anywhere in the world existing at the time that person acquires all or part of BHMMT or its business or activities;

     (c) acquiring any person whose revenue for its most recent two full fiscal years and any subsequent interim period which is derived from business carried on in the Territories which competes with the Business exceeds 5%, but does not exceed 20%, of its total revenue for such years and period (the Competing Business) if:

          (i) the Principal Vendor notifies the Purchaser in writing (setting out in reasonable detail the nature and activities of the Competing Business) as soon as is reasonably practicable prior to or concurrently with such acquisition and, in any event, concurrently with any public announcement regarding such proposed acquisition; and

          (ii) the Principal Vendor uses its reasonable endeavors to dispose or to procure the disposal of the Competing Business to a person who is not a member of the Retained Group or a successor to or purchaser or transferee of the Retained Group or all or any part of its businesses or activities as soon as is reasonably practicable thereafter (taking into account market conditions then current) and in any event does in fact dispose or procure the disposal of the Competing Business within 12 months of such acquisition (and, for purposes of this Clause 8.3(e)(ii), the words dispose and disposal include liquidation and winding up; provided, that this Clause shall not require any liquidation or winding up to be effected until 24 months have elapsed after such acquisition);

     (d) performing its obligations or exercising its rights under the BHG/BHMMT Agreement or the BHL/BHMMT Agreement; or

     (e) selling or transferring all or part of BHMMT or its businesses or activities to any person not described in Clause 8.3(b) so long as that person agrees to be bound by this Clause 8 and Clauses 1, 12, 15, 16, 17 and 21 with regard to all or such part of BHMMT or its business or activities, as the case may be, as if that person were the Principal Vendor.

     For purposes of this Clause 8 and Clause 15, references to BHMMT include the business of the Retained Group comprising, in whole or in part, the developing, manufacturing, marketing, offering, distributing, selling or servicing of mail systems for commercial finishings and sorting customers.

9.   PROVISION OF INFORMATION AFTER COMPLETION

9.1  Purchaser's obligations

     After Completion (Second), the Purchaser shall and shall procure that the other members of the Purchaser's Group shall preserve all books, records, files papers, data and information relating to the Business, the Group Companies and the assets owned, leased or used by the Group Companies, excluding any information owned by a member of the Retained Group and either relating to technology owned by the Retained Group to be licensed under the Technology License and/or the Distribution and Requirements Agreement or relating to services to be provided under any Ancillary Agreement (the Business Records), and, as soon as reasonably practicable after demand by the Principal Vendor, provide to the Principal Vendor or its duly authorised agents reasonable access (including the opportunity to take copies at the Principal Vendor's cost) to such Business Records as the Principal Vendor or any other member of the Retained Group may reasonably require to complete and file any tax or customs and excise or similar returns or reports, to carry out any tax audit or other proceeding or otherwise to fulfil any requirements of any law binding on the Principal Vendor or any such other member of the Retained Group and for this purpose the Purchaser agrees that it will and will cause the Group Companies to retain and maintain all Business Records (i) for such period as may be required by the record retention policies of the Group Companies as in effect on the date hereof or (ii) if longer, for 7 years (in the case of Tax records) or such period as may be required as a result of changes in laws after Completion (Second) (in the case of other Business Records).

9.2  Principal Vendor's obligations

     The Principal Vendor shall, and shall procure that all other members of the Retained Group shall, within 60 days after Completion (Second), provide to the Purchaser or its duly authorised agents all Business Records possessed by the Principal Vendor, any other member of the Retained Group or any of their respective directors, officers, employees, agents, representatives or nominees. The Principal Vendor shall, within 90 days after Completion (Second), provide to the Purchaser or its duly authorised agents the information specified in paragraph 13.2(o) of Schedule 6, updated to take into account the transactions contemplated by this Agreement.

9.3  No disclosure

     Unless otherwise required by law, this Clause 9 shall not apply to any Business Records :

     (a) the disclosure of which by the relevant Party to the other would amount to a breach of contract;

     (b) which the relevant Party would be entitled to refuse to disclose in any judicial, regulatory or investigatory proceedings on the grounds of attorney-client privilege, work product immunity or similar doctrine or other required mandatory legal obligation; or

     (c) the disclosure of which by the relevant Party to the other Party would be disproportionately damaging or detrimental to the business of the disclosing Party.

10.  PENSION ARRANGEMENTS

     Each of the Parties shall comply with their respective obligations under
     Schedule 9.

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

11.  ADDITIONAL POST-COMPLETION UNDERTAKINGS

11.1 Restriction on use of Principal Vendor's name and marks

     After Completion (Second), subject to Clause 11.2 and save as expressly permitted by the Ancillary Agreements and any other agreement now and hereafter in effect between any member of the Principal Vendor's Group and any member of the Purchaser's Group, the Purchaser hereby undertakes that it shall not use and shall procure that no member of the Purchaser's Group shall use any name or mark of the Principal Vendor or any other member of the Retained Group (not being a Business Name or Business Intellectual Property (Owned)).

11.2 Limited use of Principal Vendor's name and marks

     If assets supplied to any member of the Purchaser's Group under this Agreement or held or ordered by any member of the Group as of Completion (Second) bear any names or marks of the Principal Vendor or any other member of the Retained Group (not being a Business Name or Business Intellectual Property (Owned)), the Purchaser and the other members of the Purchaser's Group are authorized by the Principal Vendor and the Subsidiary Vendors, and the Principal Vendor shall procure the authorization of the other members of the Retained Group, to sell, acquire, hold and use or otherwise dispose of those assets in the ordinary course of business. The presence of such names and marks shall not change the obligations of the Parties as otherwise set out in this Agreement.

11.3 Change of company names

     The Purchaser shall (at its own expense) procure that the corporate names of each member of the Group the corporate name and common seal (if any) of which includes the words "Bell & Howell" will be changed to take effect as promptly as reasonably practicable after Completion (Second) so as not to include such words or any words likely to cause confusion therewith.

11.4 Employees

     [Confidential Treatment Requested]

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

11.5  Schedule 20

      Each of the Parties shall comply with their respective obligations, if any, under Schedule 20.

12.   CONFIDENTIALITY

12.1  Definitions in this Clause

      In this Clause:

      Confidential Information means all information received or obtained by a Party as a result of entering into or performing this Agreement or the Ancillary Agreements, including the information received pursuant to Clause 9, and which relates to:

      (a) the negotiations concerning this Agreement or the Ancillary
          Agreements;

      (b) the provisions of this Agreement or the Ancillary Agreements;

      (c) the subject matter of this Agreement or the Ancillary Agreements; or

      (d) the other Party.

      Confidential Business Information means all information acquired, developed or used or held for use in or by, or otherwise relating to, the Business, a Group Company or a Group Company's business, customers, technology, vendors, plans, opportunities, prospects, assets or financial or other affairs, excluding any information owned by a member of the Retained Group and relating to technology owned by the Retained Group to be licensed under the Technology License and/or Distribution and Requirements Agreement or relating to services to be provided under any Ancillary Agreement and excluding information relating to the Excluded Business/Assets.

      For the purposes of this Clause 12, (i) information which is specific shall not be deemed to be within an exceptions set forth in Clause 12.4 merely because it is embraced by general information which is within such an exception and (ii) a combination of information shall not be deemed to be within an exception set forth in Clause 12.4 merely because individual aspects of such combination are within such an exception unless the combination of information itself, its principle of operation and its value or advantages are within such an exception.

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

12.2  Duty of Confidentiality

      Save as provided by Clause 12.4 or 12.7, each Party shall, and shall procure that the other members of its Group and the directors, officers, employees and (only to the extent that such Confidential Information was made available to the following mentioned persons by any of the preceding mentioned persons) advisors, agents, consultants, partners, representatives, sub-contractors and lenders of it or such other members shall, keep confidential and not disclose to any person any Confidential Information.

12.3  Confidential Business Information

      Save as permitted by Clause 12.4 or 12.7, the Principal Vendor shall, and shall procure that the other members of the Principal Vendor's Group and the directors, officers, employees, and (only to the extent that such Confidential Business Information was made available to the following mentioned person by any of the preceding mentioned persons) advisors, agents, consultants, partners, representatives, sub-contractors and lenders of it or such other members shall, keep confidential and not make use of or disclose to any person any Confidential Business Information.

12.4  Permitted disclosures

      Subject to Clause 12.5 and 12.7, a Party may disclose or permit the disclosure of Confidential Information and the Principal Vendor may disclose or permit the disclosure of Confidential Business Information:

      (a) to its directors, officers, employees, advisors, agents, consultants, partners, representatives, sub-contractors and lenders, to the minimum extent necessary to enable it or them to perform or cause to be performed or to enforce any of its rights or obligations under this Agreement or the Ancillary Agreements and upon terms where the confidentiality obligation under this Agreement is drawn to their attention;

      (b) to the minimum extent required to do so by law;

      (c) to the minimum extent that the Confidential Information or Confidential Business Information has become publicly available or generally known to the public at the time of such disclosure otherwise than as a result of a breach of this Clause 12;

      (d) to the minimum extent expressly permitted by some other provision of this Agreement or the Ancillary Agreements or to the minimum extent that the Purchaser, in the case of disclosure by a member of the Retained Group, or the Principal Vendor, in the case of disclosure by a member of the Purchaser's Group, has given after the Completion (Second) express prior written approval to the disclosure (such approval not to be unreasonably withheld or delayed); or

      (e) to the minimum extent required by any securities exchange or governmental body having jurisdiction over the party seeking to make disclosure.

12.5  Consultation

      If a Party is required to disclose Confidential Information or Confidential Business Information in a manner permitted by Clause 12.4(b) or (e), that Party shall to the maximum extent such consultation is permitted by law (and on the basis that such consultation shall be subject to this Clause 12):

      (a) provide the Purchaser, in the case of disclosure by a member of the Retained Group or the Principal Vendor, in the case of disclosure by a member of the Purchaser's Group, with advance notice of the requirement under Clause 12.4(b) or (e) and a copy of the information to be disclosed;

      (b) permit the Purchaser, in the case of disclosure by a member of the Retained Group, or the Principal Vendor, in the case of disclosure by a member of the Purchaser's Group, to make representations and comments in relation thereto to it, which shall be considered in good faith; and

      (c) give (at the expense of) the Purchaser, in the case of disclosure by a member of the Retained Group, or the Principal Vendor, in the case of disclosure by a member of the Purchaser's Group, a reasonable opportunity (including the opportunity to participate or join in any relevant legal proceeding) to object to such disclosure and to seek confidential treatment of any Confidential Information or Confidential Business Information to be disclosed (with full cooperation by such Party) on such terms as it shall determine.

12.6  Continuance of obligations

      The obligations in this Clause 12 shall continue to apply after Completion (Second) or termination of this Agreement without limit in time.

12.7  Ancillary Agreements

      The rights and obligations of the Parties under this Clause 12 shall be subject to their rights and obligations in respect of the same subject matter under the Ancillary Agreements as to the matters expressly covered thereby.

13.   ANNOUNCEMENTS

13.1  Restrictions

      Except as provided in Clause 13.2 or 12.7, a Party shall not make (and shall procure that no member of its Group or any of the directors, officers, employees, agents of it or any other members of its Group or any other person acting on behalf of it or any other members of its Group shall make) any public announcement concerning the subject matter of this Agreement or the Ancillary Agreements without the prior written approval of the Purchaser, in the case of an announcement by a member of the Retained Group, or the Principal Vendor, in the case of an announcement by a member of the Purchaser's Group, in each case such approval not to be unreasonably withheld or delayed.

13.2  Permitted announcements

      Subject to Clause 13.3, a Party may only make or permit a public announcement concerning the subject matter of this Agreement or the Ancillary Agreements to the minimum extent required by:

      (a)  law; or

      (b) any securities exchange or regulatory or governmental body having jurisdiction over it.

13.3  Prior consultation on announcements

      If a Party is required to make or permit a public announcement in a manner permitted by Clause 13.2, that Party shall to the maximum extent such consultation is permitted by law (and on the basis that any such consultation shall be subject to Clause 12):

      (a) provide the Purchaser, in the case of an announcement by a member of the Retained Group or the Principal Vendor, in the case of an announcement by a member of the Purchaser's Group with advance notice of the requirement under Clause 13.2 and a copy of the announcement to be made;

      (b) permit the Purchaser, in the case of an announcement by a member of the Retained Group, or the Principal Vendor, in the case of an announcement by a member of the Purchaser's Group, to make representations and comments in relation thereto to it, which shall be considered in good faith; and

      (c) give (at the expense of) the Purchaser, in the case of an announcement by a member of the Retained Group, or the Principal Vendor, in the case of an announcement by a member of the Purchaser's Group, a reasonable opportunity (including the opportunity to participate or join in any relevant legal proceeding) to object to such announcement and to seek confidential treatment of any Confidential Information or Confidential Business Information to be disclosed (with full cooperation by such Party) on such terms as it shall determine.

13.4  Continuance of obligations

      The obligations in this Clause 13 shall continue to apply after Completion (Second) or termination of this Agreement without limit in time.

14.   COSTS AND EXPENSES

      Each Party responsible for its own costs

      Each Party will be responsible for costs and expenses (including legal, accounting, filing and other fees and expenses) in relation to the negotiation, preparation and execution of this Agreement and the Ancillary Agreements and the consummation of the Transactions and for all finder's, broker's and similar fees and commissions payable to any person engaged by or on behalf of it. For such purposes, all such costs, expenses, fees and commissions incurred by any of the Group Companies shall (save to the extent taken into account in the calculation of Net Assets (Completion)) be assumed, borne and reimbursed by the Principal Vendor.

15.   ASSIGNMENT

15.1  Binding effect; No assignment or delegation

      This Agreement will be binding upon the Parties and inure to the benefit of successors by means of merger, consolidation or similar transaction. Save as expressly provided in Clause 15.2 or in any Ancillary Agreement, neither this Agreement nor any Ancillary Agreement shall be assignable by either Party in whole or in part at any time to any third party or parties without the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed) and any assignment of rights or liabilities under this Agreement or any Ancillary Agreement by a Party without the prior written consent of the other Party shall be void.

15.2  Permitted assignment

      (a) Each of the Principal Vendor and/or the Subsidiary Vendors may assign its rights under this Agreement and any Ancillary Agreement in whole or in part at any time to (i) other members of the Retained Group or
           (ii) any person that acquires all or any substantial part of BHMMT or its business or activities; provided, that (I) such assignment shall not relieve the Principal Vendor or the Subsidiary Vendors of its or their liabilities hereunder or thereunder, (II) any such assignee and each subsequent assignee shall, as a condition to such assignment, deliver to the Purchaser a written instrument reasonably satisfactory to the Purchaser by which such assignee agrees to be bound by the liabilities of the Principal Vendor and/or the Subsidiary Vendors (as the case may be) hereunder and/or thereunder (as the case may be) applicable to periods after such assignment to the same extent as if such assignee were the Principal Vendor and/or the Subsidiary Vendors (as the case may be), but subject to the proviso in Clause 8.3(b) and
           (III) the liabilities of the Purchaser and the other members of the Purchaser's Group shall not thereby be increased.

      (b) The Purchaser and/or the Purchaser's Subsidiaries may assign its rights under this Agreement and any Ancillary Agreement, including the benefit of the Warranties, whole or in part at any time to (i) other members of the Purchaser's Group or (ii) any person that acquires all or any substantial part of any of the Business or the Group Companies (whether structured as merger, consolidation, asset sale or stock sale); provided, that (I) such assignment shall not relieve the Purchaser, PBIH or the Purchaser's Subsidiaries of its or their liabilities hereunder or thereunder, (II) any such assignee and each subsequent assignee shall, as a condition to such assignment, deliver to the Principal Vendor a written instrument reasonably satisfactory to the Principal Vendor, acting reasonably, by which such assignee agrees to be bound by the liabilities of the Purchaser and/or the Purchaser's Subsidiaries (as the case may be) hereunder or thereunder (as the case may be) applicable to periods after such assignment to the same extent as if such assignee were the Purchaser and/or the Purchaser's Subsidiaries (as the case may be) and (III) the liabilities of the Principal Vendor and the other members of the Retained Group shall not thereby be increased.

16.   REMEDIES AND WAIVERS

16.1  No waiver

      No breach by any Party of any provision of this Agreement shall be waived except with the express written consent of the Purchaser, in the case of a breach by a member of the Retained Group, or the Principal Vendor, in the case of a breach by a member of the Purchaser's Group.

16.2  Rights and remedies cumulative

      The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights and remedies provided by law or otherwise.

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

16.3  Third party rights

      Save for each Indemnitee as expressly provided in Clause 6.4, no person (including any employee of a Party or its affiliates) shall be, or be deemed to be, a third party beneficiary hereof.

16.4  Modifications, etc.

      No provision of this Agreement may be amended or modified, except with the express written agreement of the Parties.

17.   SEVERABILITY; INJUNCTIONS

17.1  Severability

      If any provision hereof shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (a) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the Parties as expressed in, and the benefits to the Parties provided by, this Agreement or (b) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision hereof or injunctive or other equitable remedies that may be available to the Parties.

17.2  Injunctions

      The Parties agree that a breach or the threatened breach of Clause 8, 12 or 13, which provide rights that are unique and have substantial economic value, would result in irreparable harm and loss to the non-breaching Party for which money damages and other damages at law would not be an adequate remedy. Accordingly, the Parties agree that, in addition to all other rights and remedies available to the non-breaching Party, the non-breaching Party shall be entitled (i) to injunctive and other equitable relief with respect to such breach or threatened breach and (ii) to apply for and obtain such relief without posting any bond or other security in respect thereof.

18.   ENTIRE AGREEMENT

18.1  Entire Agreement

      Save as provided in the proviso to Clause 18.2, this Agreement and the Ancillary Agreements constitute the whole and only agreement between the parties relating to the subject matter hereof and thereof.

18.2  Drafts etc. superseded

      This Agreement and the Ancillary Agreements supersedes all prior agreements, including the letter of intent, dated February 8, 2001, between the Purchaser and the Principal Vendor, as amended, and the confidentiality agreement, dated January 9, 2001, between the Purchaser and the Principal Vendor, and all undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating to the subject matter hereof and thereof; provided, however, that the provisions of such letter of intent relating to the refund of the deposit described therein shall continue in full force and effect and shall survive termination hereof

18.3  No reliance on other warranties etc.

      Each of the Parties agrees and acknowledges that, in entering into this Agreement and the Ancillary Agreements on the terms set out herein or therein, it is not relying upon any agreement, undertaking, representation, warranty, promise, assurance or arrangement made or given by or on behalf of the other Party, whether or not in writing, at any time before the execution of this Agreement which is not expressly set out herein or therein.

18.4  No right of action

      None of the Parties shall have any right of action against any other Party arising out of or in connection with any agreement, undertaking, representation, warranty or arrangement referred to in Clause 18.3 (except in the case of fraud on the part of another Party).

19.   COUNTERPARTS

      This Agreement may be signed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument. This Agreement shall become effective and be deemed to have been executed and delivered by all of the Parties at such time as counterparts shall have been executed and delivered by all of the Parties, regardless of whether all of the Parties have executed the same counterpart. It shall not be necessary when making proof of this Agreement to account for any counterparts other than a sufficient number of counterparts which, when taken together, contain signatures of all of the Parties.

20.   NOTICES

20.1  Manner of Service of Notices

      Any notice or other communication given or made under this Agreement shall be transmitted by letter or facsimile transmission and may be delivered personally or by courier (including an internationally recognized overnight delivery service) to the relevant Party or sent by facsimile transmission to the address or facsimile transmission number of that Party specified in this Agreement or such other address or number as may be notified hereunder by that Party from time to time for this purpose and shall be effectual notwithstanding any change of address or number not so notified.

20.2  Deemed service of notices

      Each notice or other communication transmitted in the manner described in Clause 20.1 shall be deemed to have been given and received and become effective for all purposes at the time it shall have been (a) delivered to the addressee as indicated by the affidavit or confirmation of delivery of the courier or deliveror (if transmitted by personal delivery or courier) or automated confirmation of delivery (if transmitted by facsimile) or (b) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

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20.3  Language

      Each notice or communication transmitted by one person to another in connection with this Agreement shall be transmitted in English.

21.   LAW AND JURISDICTION

21.1  New York Law

      The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New York (without giving effect to the laws, rules or principles of the State of New York regarding conflicts of laws).

21.2  Forum

      Each Party agrees that any proceeding arising out of or relating to this Agreement or the breach or threatened breach hereof shall be commenced and prosecuted in a court (Federal, if it has jurisdiction) in the State of New York. Each Party consents and submits to the non-exclusive personal jurisdiction of any court (Federal, if it has jurisdiction) in the State of New York in respect of any such proceeding. Each Party consents to service of process upon it with respect to any such proceeding by registered mail, return receipt requested, and by any other means permitted by law. Each Party waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in any court (Federal, if it has jurisdiction) in the State of New York and any claim that it may now or hereafter have that any such proceeding in any court (Federal, if it has jurisdiction) in the State of New York has been brought in an inconvenient forum. EACH PARTY WAIVES TRIAL BY JURY IN ANY SUCH PROCEEDING.

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

     AS WITNESS the hands of the duly authorized representatives of the Parties as of the day and year first above written.

                                             BELL & HOWELL COMPANY

                                             By:  /s/ Todd W. Buchardt
                                                --------------------------------
                                                Name: Todd W. Buchardt
                                                Title: Vice President



                                             BELL & HOWELL UK HOLDINGS LIMITED


                                             By:  /s/ Todd W. Buchardt
                                                --------------------------------
                                                Name: Todd W. Buchardt
                                                Title: Secretary



                                             BELL & HOWELL MAIL AND MESSAGING
                                             TECHNOLOGIES COMPANY


                                             By:  /s/ Todd W. Buchardt
                                                --------------------------------
                                                Name: Todd W. Buchardt
                                                Title: Vice President



                                             PITNEY BOWES INC.


                                             By:  /s/ Arlen F. Henock
                                                --------------------------------
                                                Name: Arlen F. Henock
                                                Title: Vice President - Finance



                                             PITNEY BOWES INTERNATIONAL
                                             HOLDINGS, INC.


                                             By:  /s/ Arlen F. Henock
                                                --------------------------------
                                                Name: Arlen F. Henock
                                                Title: Vice President - Finance

                                       50